UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Gannett Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Craig A. Dubow

Chairman, President and

Chief Executive Officer

March 15, 2007

Dear Shareholder:

On behalf of your Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders to be held on April 24, 2007, at 10:00 a.m. at the Company’s headquarters located at 7950 Jones Branch Drive, McLean, Virginia 22107.

At this meeting you will be asked to vote for the election of three directors, for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year and for amendments to the Company’s Second Restated Certificate of Incorporation and By-laws that will declassify the Board of Directors. These matters are discussed in detail in the attached proxy statement.

Your Board of Directors believes these three proposals are in the best interests of the Company and its shareholders and recommends that you vote for them.

There is one shareholder proposal that we understand will be presented for consideration at the meeting. The shareholder proposal is discussed in the attached proxy statement. Your Board of Directors believes this proposal is not in the best interests of the Company and its shareholders and recommends that you vote against it.

It is important that your shares be represented at the meeting whether or not you plan to attend. Please note that you may vote your shares by telephone, online or by mail. The toll-free telephone number, Internet address and instructions for voting are shown on page 3 of the proxy statement. Alternatively, if you received a printed proxy card, you may vote by signing and dating it and returning it in the envelope provided.

An admission ticket is required for attendance at the Annual Meeting. Please see page 1 of the proxy statement for instructions about obtaining tickets.

Thank you for your continued support.

Cordially,

Craig A. Dubow

7950 Jones Branch Drive, McLean, Virginia 22107 (703) 854-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 24, 2007

To Our Shareholders:

The 2007 Annual Meeting of Shareholders of Gannett Co., Inc. will be held at the Company’s headquarters, 7950 Jones Branch Drive, McLean, Virginia, at 10:00 a.m. on April 24, 2007 for the following purposes:

(1)	to consider and act upon a proposal to elect three directors to the Company’s Board of Directors;

(2)	to consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year;

(3)	to consider and act upon a proposal to amend the Company’s Second Restated Certificate of Incorporation and By-laws to declassify the Board of Directors;

(4)	to consider one shareholder proposal; and

(5)	to transact such other business, if any, as may properly come before the meeting.

The Board of Directors has set the close of business on February 28, 2007 as the record date to determine the shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON PAGE 3 OF THE PROXY STATEMENT TO VOTE USING THE INTERNET OR BY TELEPHONE. IF YOU RECEIVED A PRINTED PROXY CARD, YOU MAY VOTE BY SIGNING AND DATING THE PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. PLEASE DELIVER A PROXY BY ONE OF THESE METHODS TO VOTE YOUR SHARES WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

By Action of the Board of Directors,

Todd A. Mayman

Vice President

Associate General Counsel, Secretary and

Chief Governance Officer

McLean, Virginia

March 15, 2007

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

April 24, 2007

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gannett for the 2007 Annual Meeting of Shareholders to be held on April 24, 2007 at 10:00 a.m. at the Company’s headquarters located at 7950 Jones Branch Drive, McLean, Virginia.

Who Can Vote

Shareholders of record on February 28, 2007 may attend and vote at the 2007 annual meeting or have their votes by proxy counted if they do not attend in person. On that date, there were 234,874,295 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on February 28, 2007 will constitute a quorum to conduct business. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum.

Admission to the meeting is by ticket only. We will provide each shareholder with one admission ticket upon request. Either you or your proxy may use your ticket. If you are a shareholder of record and plan to attend the meeting, please call the Company’s shareholder services department at (703) 854-6960 to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend the meeting, you will need to send a written request for a ticket, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership, to: Secretary, Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107. Requests for admission tickets will be processed in the order in which they are received and must be received by no later than April 17, 2007. If you decide later not to attend the meeting, please return your ticket to the Secretary, Gannett Co., Inc. at the above address.

A list of shareholders entitled to vote at the 2007 annual meeting will be open to examination by any shareholder, for any purpose germane to the 2007 annual meeting, during normal business hours for a period of ten days before the 2007 annual meeting and during the 2007 annual meeting at the Company’s offices at 7950 Jones Branch Drive, McLean, Virginia 22107.

This proxy statement and the enclosed proxy card are first being delivered to shareholders on or about March 15, 2007.

Voting Procedures and Votes Required

You may grant a proxy by signing a proxy card, by telephone or by using the Internet. If you deliver a proxy by mail, by telephone or via the Internet, you have the right to revoke your proxy in writing (by another proxy bearing a later date), by phone (by another call at a later time), via the Internet (by voting online at a later time), by attending the meeting and voting in person, or by notifying the Company before the meeting that you want to revoke your proxy. Votes submitted via the Internet or by telephone must be cast by 12:00 noon, Central time, on April 23, 2007. Votes submitted by mail must be received on or before April 23, 2007. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote in person if you decide to attend the 2007 annual meeting. If a shareholder holds shares in a broker’s account and has given specific voting instructions, the shares will be voted in accordance with those instructions. If no voting instructions have been given, under rules of The New York Stock Exchange the broker may decide how to vote with respect to those shares as to the Board nominees, the ratification of the Company’s independent accounting firm for the 2007 fiscal year and the adoption of the proposed amendments to our Certificate of Incorporation and By-laws.

Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a majority of the votes cast in the election of directors at the annual meeting. Votes may be cast in favor of, or withheld from, the election of all of the director nominees, or any of them. As described more fully in Proposal No. 1, under the Company’s By-laws, an incumbent director nominee from whom a greater number of votes are “withheld” than voted “for” his or her reelection is required to submit a letter of resignation to the Company’s Nominating and Public Responsibility Committee.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2007, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions, if any, will have the same effect as votes against this proposal. If this appointment is not ratified by holders of our voting securities, the Audit Committee and Board may reconsider its appointment and endorsement, respectively. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The adoption of the proposed amendments to our Certificate of Incorporation and By-laws to declassify our Board of Directors, as described in Proposal No. 3, requires the affirmative vote of not less than 80% of the outstanding shares of common stock. We have been informed by The New York Stock Exchange that brokers will have discretionary voting power with respect to this proposal. Abstentions and broker-non votes, if any, will have the same effect as votes against this proposal.

The approval of the shareholder proposal, as described in Proposal 4, requires the affirmative vote of a majority of the votes cast on this proposal at the annual meeting. This proposal is not considered “routine” under New York Stock Exchange rules. Accordingly, if a shareholder holds shares in a broker’s account, the broker cannot vote the shares on this proposal if the broker has not received specific voting instructions. Broker non-votes will have no effect on the outcome of this proposal. Abstentions, however, will have the same effect as votes against this proposal.

If the enclosed proxy is properly executed and returned to us by a shareholder of record in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted in accordance with the recommendation of the Board on such proposal or proposals, as follows:

(1) FOR the election of three director nominees named in Proposal No. 1;

(2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2007;

(3) FOR the proposal to declassify the Board of Directors;

(4) AGAINST the shareholder proposal specified in Proposal No. 4; and

(5) in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any other matter to be presented at the annual meeting.

How to Vote by Phone:

•	Have your proxy card in hand when you call.

•	You can use any touch tone telephone to vote your shares at any time 24 hours a day, 7 days a week, until 12:00 noon, Central time, on April 23, 2007.

•	Dial 1-800-560-1965.

•	You will be provided simple voting instructions. Follow these to complete your vote.

How to Vote by the Internet:

•	Have your proxy card in hand.

•	You can use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 12:00 noon, Central time, on April 23, 2007 at http://www.eproxy.com/gci.

•	You will be provided simple voting instructions. Follow these to complete your vote.

How to Vote by Mail:

•	Mark, sign and date the proxy card accompanying this proxy statement (if any) and return it in the enclosed postage-paid envelope.

•	Votes submitted by mail must be received on or before April 23, 2007.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

If you participate in the Company’s Dividend Reinvestment or 401(k) Plans, your shares of common stock in those plans can be voted by telephone, via the Internet or by mail if you received a proxy card. If no instructions are given by you, your shares held in the Dividend Reinvestment Plan will not be voted. All shares in the 401(k) Plan for which no instructions are received will be voted by the trustee of the 401(k) Plan in the same proportion as shares for which the trustee receives instructions.

PROPOSAL 1—ELECTION OF DIRECTORS

Your Board

Currently, the Board of Directors is composed of nine directors, one of whom is an employee of the Company. The Board of Directors held seven meetings during 2006. Each director attended more than 75% of the total number of meetings of the Board and its committees on which he or she served during 2006, including unanimous attendance at the 2006 annual meeting in accordance with the Company’s policy that all directors attend the annual meeting of shareholders.

The Board of Directors conducts its business through meetings of the Board and its four committees: the Audit Committee, the Executive Committee, the Executive Compensation Committee, and the Nominating and Public Responsibility Committee.

Audit Committee.    The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company. The current Audit Committee members are Karen Hastie Williams, Chair, John Jeffry Louis, Marjorie Magner, and Duncan M. McFarland. This Committee met ten times during 2006.

Rules adopted by the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”) impose strict independence requirements for all members of the audit committee. In addition to meeting the NYSE’s tests for director independence generally, directors on audit committees must meet two basic criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting—directly or indirectly—any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of an audit committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. Each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by the NYSE for listed company board members generally. The Board has determined that Duncan M. McFarland is an audit committee financial expert, as that term is defined under the SEC rules.

Executive Committee.    The Executive Committee may exercise the authority of the Board between Board meetings, except as limited by Delaware law. The Executive Committee members are Craig A. Dubow, Duncan M. McFarland and Karen Hastie Williams. This Committee did not meet in 2006.

Executive Compensation Committee.    The Executive Compensation Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs of the Company. The Committee’s duties and responsibilities include reviewing and approving on an annual basis corporate goals and objectives relevant to compensation of the Company’s Chairman, President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and other senior executives, including members of the Gannett Management Committee, Gannett Newspaper Operating Committee, Gannett Broadcast Operating Committee and other Company and divisional officers. The Executive Compensation Committee members are Duncan M. McFarland, Chair, Louis D. Boccardi, and Karen Hastie Williams. Each member of this Committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent. This Committee met four times during 2006.

The Committee has primary responsibility for administering the Company’s equity incentive plans and in that role is responsible for making grants of stock options and restricted stock units (RSUs) to our senior executives. The Committee historically has delegated the authority for approving grants of stock options and restricted stock units to employees, other than our senior executives mentioned above, to the Chairman, President and Chief Executive Officer, within the confines of a pool of shares approved by the Committee. This provides flexibility for equity grants to be made to employees below the senior management level who are less familiar to the Committee.

During 2006, the Company completed an internal review of its equity grant practices over the past five years, which had been initiated by management in light of the heightened visibility of stock option practices at other companies. The Company does not backdate or spring-load stock options, grant stock options with a so-called “reload” feature, nor does it loan funds to employees to enable them to exercise stock options. Management concluded that the Company’s equity grant practices are appropriate and well documented. The Company’s outside securities counsel provided input to the management review, reviewed and discussed with management its findings, and also concurred with this conclusion.

During 2006, the Committee did not consult with an outside executive compensation consultant regarding specific Company initiatives. However, management used the services of Hewitt Associates in designing the long-term incentive program approved by the Committee and implemented in early 2006 and certain other matters, and the Committee reviewed various Hewitt materials related to those issues in its consideration of the LTIP. In 2007, the Committee retained Hewitt and independent outside counsel to advise the Committee in negotiating new employment contracts with Mr. Dubow, the Company’s Chairman, President and Chief Executive Officer, and Gracia C. Martore, the Company’s Executive Vice President and Chief Financial Officer.

Nominating and Public Responsibility Committee.    The Nominating and Public Responsibility Committee is charged with identifying individuals qualified to become board members, recommending to the Board candidates for election or re-election to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors the Company’s human resources practices, including its performance in diversity and equal employment opportunity, monitors the Company’s performance in meeting its obligations of fairness in internal and external matters, and takes a leadership role with respect to the Company’s corporate governance practices. The Nominating and Public Responsibility Committee members are Louis D. Boccardi, Chair, Arthur H. Harper, and Donna E. Shalala. Each member of this Committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent. This Committee met twice in 2006.

The Nominating and Public Responsibility Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. In order for the Board of Directors to have a substantial degree of independence from management, a majority of directors must be independent of management, in both fact and appearance, and must satisfy the independence criteria of the NYSE. The Committee considers whether director candidates have relevant experience in business and industry, government, education and other areas, and monitors the mix of skills and experience of directors in order to assure that the Board has the necessary breadth and depth to perform its oversight function effectively. The charter also encourages the Committee to work to maintain a board that reflects the diversity of the communities we serve. The Committee evaluates potential candidates against these requirements and objectives. For those director candidates who appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

The Nominating and Public Responsibility Committee historically has relied primarily on recommendations from management and members of the Board to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Shareholders wishing to suggest a candidate for director nomination for the 2008 annual meeting should mail their suggestions to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Suggestions must be received by the Secretary of the Company no later than January 25, 2008. The manner in which the Committee evaluates director nominee candidates suggested by shareholders will not differ from the manner in which the Committee evaluates candidates recommended by other sources.

In addition to the criteria described above, the Company’s By-laws also require each director to own, directly, beneficially, or through the Company’s Deferred Compensation Plan, at least 3,000 shares of Gannett stock. Each director will meet or exceed this share ownership requirement by the time of the 2007 annual meeting. The By-laws of the Company also establish mandatory retirement ages of 70 for directors who have not been executives of the Company and 65 for directors who have served as executives, except that the Board of Directors may extend the retirement age beyond 65 for directors who are or have been the chief executive officer of the Company. The Company’s Principles of Corporate Governance also provide that a director who retires from, or has a material change in responsibility or position with, the primary entity by which that director was employed at the time of his or her election to the Board of Directors shall offer to submit a letter of resignation to the Nominating and Public Responsibility Committee for its consideration. The Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken.

The written charters governing the Audit Committee, the Executive Compensation Committee and the Nominating and Public Responsibility Committee, as well as the Company’s Principles of Corporate Governance, are posted on the Corporate Governance page of the Company’s website at http://www.gannett.com. You may also obtain a copy of any of these documents without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary.

Ethics

The Company has long maintained a code of conduct and ethics (the “Ethics Policy”) that sets forth the Company’s policies and expectations. The Ethics Policy, which applies to every Gannett director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Ethics Policy meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Ethics Policy.

The Ethics Policy is available on the Corporate Governance page of the Company’s website at http://www.gannett.com. You may also obtain a copy of the Ethics Policy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or directors, will be posted on the Corporate Governance page of the Company’s website and similarly provided to you without charge upon written request to this address.

The Company has a telephone hotline for employees and others to submit their concerns regarding violations or suspected violations of law and for reporting any concerns regarding accounting or auditing matters on a confidential anonymous basis. Employees and others can report concerns by calling 1-800-234-4206 or by emailing or writing to the addresses provided on the Corporate Governance page of the Company’s website. Any concerns regarding accounting or auditing matters so reported will be communicated to the Company’s Audit Committee.

Director Independence

The Board of Directors has affirmatively determined that all of the current directors other than Craig A. Dubow, the Company’s Chairman, President and Chief Executive Officer, are “independent” of the Company within the meaning of the rules governing NYSE-listed companies. For a director to be “independent” under the NYSE rules, the Board of Directors must affirmatively determine that the director has no material relationship with Gannett, either directly or as a partner, shareholder, or officer of an organization that has a relationship with Gannett. To assist it in making these determinations, the Board has determined that the following categories of relationships between a director and Gannett are not material:

1.

Employment of a director or a director’s immediate family member by, a director’s position as a director with, or direct or indirect ownership by a director or a director’s immediate family member of a 10% or greater equity interest in, another company or organization that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

2.	A relationship of a director or a director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which the Company or any of its subsidiaries has made, in any of the last three fiscal years, charitable contributions of not more than the greater of $100,000 or 2% of such charitable organization’s consolidated gross revenues.

In making its independence determinations, our Board considered all relationships, direct and indirect, between each director and our Company that were identified on questionnaires provided by each Board member. The responses to those questionnaires indicated that there were no relationships between any director (other than Mr. Dubow) and the Company other than two types of relationships that the Board has determined not to be material in accordance with these objective standards:

•	Board member service at charitable organizations to which the Gannett Foundation made contributions within the permitted thresholds identified above, and

•

sales by the Company of advertising, on customary terms and conditions and in amounts within the permitted thresholds identified above, to other companies or organizations at which Board members or their immediate family members are employed, for which Board members serve as directors or in which Board members or their immediate family members directly or indirectly own a 10% or greater equity interest.

Consistent with the NYSE rules, Gannett’s Principles of Corporate Governance call for Gannett’s non-management directors to meet in regularly scheduled executive sessions without management as they deem appropriate. The Company’s non-management directors held eight executive sessions in 2006, and will meet in executive sessions as appropriate throughout 2007. The Board has established the role of a presiding director, elected by the independent directors. Karen Hastie Williams has served as presiding director since 2004 and will continue in that role in 2007. The presiding director’s responsibilities include:

•	presiding at all executive sessions of non-management directors and at meetings of the full Board if the Chairman is not present;

•

serving as liaison on board-wide issues between the Chairman, President and Chief Executive Officer and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the Chairman, President and Chief Executive Officer at any time as they deem necessary or appropriate, and vice versa;

•	in consultation with the Chairman, President and Chief Executive Officer, reviewing and approving Board meeting agendas and materials;

•	in consultation with the Chairman, President and Chief Executive Officer, reviewing and approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	calling meetings of the non-management directors, if desired; and

•	being available when appropriate for consultation and direct communication if requested by shareholders.

Communicating with Your Board

The Company invites shareholders and other interested parties to communicate directly and confidentially with the full Board of Directors, the presiding director or the non-management directors as a group by writing to the Board of Directors, the Presiding Director or the Non-Management Directors, Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. The Secretary will forward such communications to the intended recipient and will retain copies for the Company’s records.

Nominees

The Board currently is divided into three classes with each class as equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term. Charles B. Fruit, Arthur H. Harper and John Jeffry Louis have been nominated for election this year to the class with a three-year term that will expire at the 2010 annual meeting of shareholders. All of the nominees are currently directors. If they are elected, their terms will continue until the 2010 annual meeting or until their successors are elected.

As described more fully in Proposal 3 below, the Board is proposing amendments to its Certificate of Incorporation and By-laws to eliminate the classified board structure. This proposal requires the affirmative vote of not less than 80% of the outstanding shares of common stock to be approved. If the requisite vote of shareholders is obtained at the 2007 annual meeting, the Company will amend its charter and By-laws following the annual meeting, and directors, starting with those directors nominated at the Company’s 2008 annual meeting, will be elected for one-year terms or until their successors are elected. Adoption by our shareholders of the amendments described in Proposal 3 will not curtail the term of any director currently in office, including the nominees for election at the 2007 annual meeting, who if elected will serve for full three-year terms.

The Board believes that the nominees will be available and able to serve as directors. If any nominee becomes unable or unwilling to serve, the Board may do one of three things: recommend a substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

The Company’s By-laws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director at the meeting, unless the number of nominees exceeds the number of directors to be elected, in which case directors shall be elected by the vote of a plurality of the shares present and entitled to vote at the meeting. If an incumbent nominee does not receive an affirmative majority of the votes cast for that nominee, he or she is required to submit a letter of resignation to the Board’s Nominating and Public Responsibility Committee. In such case, the Nominating and Public Responsibility Committee would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on any such Committee recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Approval of Proposal 1

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

The principal occupations and business experience of the Board’s nominees and of the continuing directors are described below.

The following have been nominated for election at the 2007 Annual Meeting for a term that ends at the 2010 Annual Meeting:

Charles B. Fruit

Mr. Fruit, 60, has served as Senior Advisor in Marketing, Strategy and Innovation to The Coca-Cola Company since March 2006. He is also President of Gardner Williams Consulting, LLC, an independent marketing consulting firm. Prior to assuming his current position with The Coca-Cola Company, Mr. Fruit has served that company in various executive capacities since 1991, including as Senior Vice President and Chief Marketing Officer from June 2004 to March 2006. He is a director of the Advertising Council, Inc. and TiVo, Inc. He has been a director of Gannett since February 2007.

Arthur H. Harper

Mr. Harper, 51, has served as Managing Partner of GenNx360 Capital Partners, a private equity firm focused on business to business companies, since 2006. He is a former President and Chief Executive Officer of General Electric’s Equipment Services division. He is also a director of Monsanto Company. He has been a director of Gannett since March 2006.

John Jeffry Louis

Mr. Louis, 44, has served as Chairman and Co-Founder of Parson Capital Corporation, a Chicago-based private equity and venture capital firm, since 1992. He is also a director of S.C. Johnson and Son, Inc. and Johnson Financial Group, Inc., President of the Board of Trustees of Deerfield Academy, and a trustee of Northwestern University, Shedd Aquarium and the Chicago Council on Global Affairs. He has been a director of Gannett since October 2006.

The following directors are serving on the Board for a term that ends at the 2008 Annual Meeting:

Louis D. Boccardi

Mr. Boccardi, 69, was President and Chief Executive Officer of The Associated Press from 1985 until his retirement in 2003. He was a member of the Pulitzer Prize Board from 1994 to 2003 and Chairman of the Pulitzer Prize Board in 2002. He has been a member of the Board of Visitors, the Graduate School of Journalism, Columbia University since 1989, and he is the chairman of the audit committee of the International Center for Journalists. He has been a director of Gannett since 2003.

Craig A. Dubow

Mr. Dubow, 52, is Chairman, President and Chief Executive Officer of Gannett. He became President and Chief Executive Officer and a director of Gannett in July 2005, and Chairman of Gannett in July 2006. He was President and Chief Executive Officer of the Gannett Broadcast Division from 2001 to July 2005, and was President of the Gannett Broadcast Division from 2000 to 2001. He has served the Company in various other executive capacities since 1981.

Donna E. Shalala

Ms. Shalala, 66, has served as President of the University of Miami since 2001. She was Secretary of the United States Department of Health and Human Services from 1993 to 2001. She is a director of UnitedHealth Group and Lennar Corporation. She has been a director of Gannett since 2001.

The following directors are serving on the Board for a term that ends at the 2009 Annual Meeting:

Marjorie Magner

Ms. Magner, 57, is a co-founder of Brysam Global Partners, a private equity firm that will invest in financial services firms with a focus on consumer opportunities in emerging markets. She was Chairman and Chief Executive Officer of Citigroup’s Global Consumer Group from August 2003 until her departure in October 2005. She served in various roles at Citigroup, and a predecessor company, CitiFinancial (previously Commercial Credit), since 1987. She currently serves as a director of Accenture and Charles Schwab Corporation. She has been a director of Gannett since January 2006.

Duncan M. McFarland

Mr. McFarland, 63, was Chairman and Chief Executive Officer of Wellington Management Company, LLP from 1994 until his retirement in 2004. He served in various roles at Wellington Management Company since 1965. He is a director of The New York Stock Exchange, Inc., The Asia Pacific Fund, Inc., a closed-end registered investment company traded on the NYSE, and a trustee of the Financial Accounting Foundation. He has been a director of Gannett since 2004.

Karen Hastie Williams

Ms. Williams, 62, is a retired partner at the law firm of Crowell & Moring, Washington, DC. She is a director of The Chubb Corporation, Continental Airlines, Inc., SunTrust Banks, Inc. and WGL Holdings, Inc., the parent company of Washington Gas Light Company. She has been a director of Gannett since 1997.

REPORT OF THE AUDIT COMMITTEE

As discussed above, the Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee also appoints the Company’s independent registered public accounting firm. The Audit Committee is also responsible for reviewing compliance with the Company’s Ethics Policy and assuring appropriate disclosure of any waiver of or change in the Ethics Policy for executive officers, and for reviewing the Ethics Policy on a regular basis and proposing or adopting additions or amendments to the Ethics Policy as appropriate. In connection with the Ethics Policy, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns. The Audit Committee operates under a formal written charter that has been adopted by the Board of Directors.

The Audit Committee members are Karen Hastie Williams, Chair, John Jeffry Louis, Marjorie Magner, and Duncan M. McFarland. All members of the Audit Committee are independent directors within the meaning of the NYSE’s rules and the requirements of the SEC. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.

During fiscal years 2005 and 2006, the Company’s independent registered public accounting firm for each of those years, Ernst & Young LLP (“E&Y”), billed the Company the following fees and expenses:

	2005	2006
Audit Services(1)	$2,737,800	$2,973,500
Audited-Related Services(2)	$272,400	$278,600
Tax Services(3)	$125,000	$195,200
All Other Services	$0	$0

(1)	Audit Services relate to the annual integrated audit of the consolidated financial statements and internal control over financial reporting, and also include audits of various Newsquest subsidiaries as required by statutes in the U.K.

(2)	Audit-Related Services principally relate to consultation on financial accounting and reporting matters, issuance of comfort letters in connection with debt offerings, and audits of employee benefit plans.

(3)	Tax Services principally relate to tax planning and advice in the U.S. and the U.K., including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and the review of filings with the Federal and certain state governments.

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under the policy, particular services or categories of services have been pre-approved, subject to a specific budget. Periodically, but at least annually, the Audit Committee reviews and approves the list of pre-approved services and the threshold estimates of cost of performance of each. The Audit Committee is provided with a status update on all E&Y services periodically throughout the year and discusses such services with management and E&Y. Pursuant to its pre-approval policy, the Audit Committee has delegated pre-approval authority for services provided by E&Y to its Chair, Karen Hastie Williams. Ms. Williams may pre-approve up to $100,000 in services provided by E&Y, in the aggregate at any one time, without consultation with the full Audit Committee, provided she reports such approved items to the Audit Committee at its next scheduled meeting. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

In connection with its review of the 2006 audited financial statements, the Audit Committee received from E&Y written disclosures regarding E&Y’s independence as set forth in Independence Standards Board Standard No. 1, including a detailed statement of any relationships between E&Y and the Company that might bear on E&Y’s independence, and has discussed with E&Y its independence. The Audit Committee considered whether the provision of non-audit services by E&Y is compatible with maintaining E&Y’s independence. E&Y stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee concurred with this statement. The Audit Committee also discussed with E&Y various matters required to be discussed by Statements on Auditing Standards No. 61 (as amended), PCAOB, SEC and NYSE rules, including, but not limited to, the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, E&Y’s conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements.

The Audit Committee met with management, the Company’s internal auditors and representatives of E&Y to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2006. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with E&Y regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K covering the 2006 fiscal year, and the Board has approved that recommendation.

Audit Committee

Karen Hastie Williams, Chair

John Jeffry Louis

Marjorie Magner

Duncan M. McFarland

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 30, 2007. E&Y also served as the Company’s independent registered public accounting firm for our 2006 fiscal year. The Board of Directors is submitting the appointment of E&Y as the Company’s independent registered public accounting firm for shareholder ratification at the 2007 annual meeting.

A representative of E&Y is expected to be present at the 2007 annual meeting. The E&Y representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our By-laws do not require that the shareholders ratify the appointment of E&Y as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain E&Y, but may retain E&Y as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

Approval of Proposal 2

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current year.

PROPOSAL 3—PROPOSAL TO AMEND THE COMPANY’S

CERTIFICATE OF INCORPORATION AND BY-LAWS

TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Shareholders are being asked to approve amendments to provisions of the Company’s Second Restated Certificate of Incorporation and By-laws to declassify the Board of Directors and instead provide for the annual election of all directors. Under the current structure, the Board is divided into three classes, as nearly equal in number as possible, with the members of each class serving three-year terms. If the amendments are approved, directors will be elected to one-year terms beginning at the 2008 annual meeting. In addition, the amendments will result in the removal of the 80% supermajority requirement to amend or repeal the provisions of the Certificate of Incorporation relating to the election of directors so that only a majority vote would be required for that action in the future.

Finally, if approved, the amendments will clarify the intent of provisions in the Certificate of Incorporation that relate to the required vote applicable to certain By-law amendments if proposed by shareholders in the future. The proposed amendments to the Certificate of Incorporation and the By-laws are set forth in Exhibit A, with deletions indicated by strikeout and additions indicated by underline.

The Company’s classified board structure has been in place since 1985. In evaluating the proposed amendments, the Board of Directors considered arguments both in favor of and against this structure. Many investors perceive classified boards as promoting continuity and stability in corporate governance since a majority of the board at any time always has previous experience. They also consider three-year terms as a way to strengthen director independence and to encourage persons considering unsolicited tender offers or other unilateral takeover actions instead to negotiate with the target company’s board of directors. On the other side, classified boards are sometimes seen as reducing the accountability of directors and diminishing shareholder influence over company policy by not allowing shareholders to evaluate and elect the directors on an annual basis.

In addition to considering these arguments, the Board of Directors also took into consideration that at the 2006 annual meeting, 62% of the Company’s outstanding shares of common stock and 79% of the votes cast were voted in favor of a shareholder proposal submitted by Mrs. Evelyn Y. Davis requesting that directors take the necessary steps to declassify the Board. Mrs. Davis submitted again a similar proposal for consideration at the 2007 annual meeting. After weighing all of these considerations, the Board has determined that declassifying the Board is advisable and in the best interests of the Company and its shareholders. Accordingly, the Board unanimously recommends that the shareholders approve the proposed amendments to the Certificate of Incorporation and By-laws. In view of the Board’s decision to submit the proposed amendments to the Certificate of Incorporation and By-laws to a vote of the shareholders at the 2007 annual meeting, Mrs. Davis has agreed to withdraw her proposal.

The approval of the amendments would not result in the curtailment of any director’s term of office. Rather, all current directors, including the directors elected at the 2007 annual meeting to serve for three-year terms expiring at the 2010 annual meeting, would complete their present three-year terms. Beginning with the 2008 annual meeting, all director candidates would be nominated to serve for one-year terms. In addition, the amendments provide that after the 2007 annual meeting all directors elected by the Board to fill vacancies or newly created director seats would serve for a term ending at the next annual meeting following their election.

The affirmative vote of not less than 80% of the outstanding shares of common stock entitled to vote is required to approve the amendments to the Certificate of Incorporation and the By-laws. If approved by the shareholders, the amendments to the Certificate of Incorporation would become effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment, which is set forth as Exhibit B hereto. If this proposal does not receive the required number of votes in favor, the Certificate of Incorporation and the By-laws will not be amended and all directors will continue to serve three-year terms.

Approval of Proposal 3

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the amendment of the Company’s Certificate of Incorporation and By-laws to provide for the annual election of directors.

PROPOSAL 4—SHAREHOLDER PROPOSAL

ON INDEPENDENT BOARD CHAIRMAN

The International Brotherhood of Teamsters General Fund, Inc., 25 Louisiana Avenue NW, Washington, DC 20001, the beneficial owner of 80 shares of Company common stock, has notified the Board of Directors that it intends to present the following Proposal at the Annual Meeting. We are presenting the Proposal as it was submitted to us.

Shareholder Resolution

“That stockholders of Gannett Company, Inc. (“Gannett” or “the Company”) ask the Board of Directors to adopt a policy that the Board’s chairman be an independent director who has not previously served as an executive officer of Gannett. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.”

Supporting Statement

“It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently at our Company the former and current CEO and President, Mr. Craig Dubow, holds the position of Chair of the Board, CEO and President. We believe that having one person fulfill all of these roles may not effectively serve the interests of shareholders.

“An independent leader who ensures that management acts strictly in the best interests of the Company would better serve Gannett shareholders. Dow Jones has noted that this is a difficult period of transition for newspaper publishers and that as more readers get their news online, print circulation is declining, which also has an effect on print advertising.1 The newspaper sector has seen stock prices down an average of 12% this year with Gannett stock down over 15%.

“By setting agendas, priorities and procedures, the position of Chair is critical in shaping the work of the Board of Directors who will oversee the CEO with the Chair. Accordingly, we believe that having an independent director serve as Chair can help ensure the objective functioning of an effective board.

“As a long-term shareholder of our Company, we believe that an independent Chairman of the Board is crucial to enhance Board leadership at Gannett, and protect shareholders from future management actions that can harm shareholders. Other corporate governance experts agree. As a Commission of the Conference Board stated in a 2003 report, “The ultimate responsibility for good corporate governance rests with the Board of Directors. Only a strong, diligent and independent Board of Directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareholders as well as other constituencies are being properly served.

“We believe that the recent wave of corporate scandals demonstrate that no matter how many independent directors there are on the Board, that Board is less able to provide independent oversight of the officers if the Chair of that Board is also the current and former CEO and President of the Company.

“We, therefore, urge shareholders to vote FOR this proposal.”

[1]	“Update” Gannett Profit Declines from Year-ago Gain,” Dow Jones Newswire, 10-11-2006.

Statement by the Board of Directors in Opposition to the Resolution

Your Board recognizes the importance of independent oversight by the Board over management and the operations of the Company and conducts itself accordingly. It is for this reason that all directors on your Board other than Mr. Dubow, our Chairman, President and Chief Executive Officer, are independent under the rules governing NYSE-listed companies. Further, each of the Board’s Audit, Executive Compensation and Nominating and Public Responsibility Committees are composed entirely of independent directors. These independent committees of the Board are given the authority under their respective charters to hire independent advisors and consultants, at Company expense, to assist them in carrying out their duties. Based on these various pre-existing independence requirements, we believe the proposal is unnecessary to ensure sufficient independent oversight of management by the Board.

In addition to the independence safeguards mentioned above, the Company has established effective principles of corporate governance which describe the Board’s practices and methods of self-evaluation in detail in order to promote transparency with shareholders. The Company’s non-management directors also meet in regularly scheduled executive sessions chaired by an independent, non-management presiding director. The presiding director’s responsibilities include:

•	presiding at all executive sessions of non-management directors and at meetings of the full Board if the Chairman is not present;

•

serving as liaison on board-wide issues between the Chairman, President and Chief Executive Officer and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the Chairman, President and Chief Executive Officer at any time as they deem necessary or appropriate, and vice versa;

•	in consultation with the Chairman, President and Chief Executive Officer, reviewing and approving Board meeting agendas and materials;

•	in consultation with the Chairman, President and Chief Executive Officer, reviewing and approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	calling meetings of the non-management directors, if desired; and

•	being available when appropriate for consultation and direct communication if requested by shareholders.

We believe this proposal is not in the best interests of the Company or its shareholders because it limits the Board’s flexibility in determining the best candidate to serve as the chairman of the Board, whether that person be an independent director or a director who has served or who is serving as an officer of the Company. An absolute requirement such as is presented by the proposal would prohibit the Board from exercising the judgment that has been entrusted to it by our shareholders. Your Board believes that it remains in the best interests of the Company and its shareholders for the Board to retain the flexibility to determine on a case-by-case basis who is best qualified to serve as the Board’s chairman.

In light of the foregoing, your Board believes that the adoption of this shareholder proposal is not in the best interests of the Company and its shareholders and recommends that shareholders vote AGAINST this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section, references to “the Committee” are to the Executive Compensation Committee of the Board of Directors.

Guiding Principles and Policies

The Company believes that compensation should be fair to both executives and shareholders, externally competitive, and designed to align closely the interests of executives with those of shareholders. Compensation should reflect the Company’s position as a leader in its industry; motivate and inspire employee behavior that fosters a high-performance culture; and attract, engage and retain superior management talent that helps ensure the Company’s future success. The Company places a heavy emphasis on pay for performance, and believes that substantial portions of total compensation should be at risk. Likewise, total compensation should reflect outstanding performance.

Overview of Executive Compensation Components

The Company’s executive compensation program consists of several components, as illustrated in the table below.

	Pay Element	Intended Role and What the Element Rewards	Why Gannett Uses the Element
Base Salary	Base Salary	Pay for performance in the executive role. Base salary adjustments also allow the Committee to reflect an individual’s performance or changed responsibilities.	Represents market practice and competitive factors.

Short-Term Incentives	Annual Executive Incentive Bonuses	Provides tangible benefits for achievement of financial success measured in several ways including net income, relative shareholder return, earnings per share, return on assets, return on equity, return on invested capital, operating cash flow, operating income as a percent of sales, stock price, and market value. Also principally rewards progress towards transforming the Company to compete successfully in the digital age, as well as the achievement of qualitative goals including leadership in defending the First Amendment, promoting an ethical Company work environment and diverse workforce, and maintaining its reputation as a good corporate citizen of the local, national and international communities in which it does business.	• Represents market practice and competitive factors. • Rewards performance actually achieved as determined by the Executive Compensation Committee.

	Pay Element	Intended Role and What the Element Rewards	Why Gannett Uses the Element

Long-Term Incentives	Stock Options	Focus executives on increasing stock price over a four-year vesting period and an eight-year option term.

Three types of long-term incentives, each focusing on different elements of performance and retention, are intended to benefit shareholders by enabling the Company to better attract and retain top talent in a marketplace where such incentives are prevalent.

•        Stock options reward for increases in shareholder value.

•        RSUs help to retain executives in a challenging business environment and reward for increases in shareholder value.

•        LTIP grants provide focus on transforming the Company over a three-year period to compete successfully in digital businesses while maintaining strong performance in core businesses.

	Restricted Stock Units (RSUs)	Retain executives over complete four-year vesting period by conditioning delivery of underlying shares of Company stock on continued employment for the full vesting period.
Long- Term Incentive Program (LTIP)

•        Provides incentives to executives to exercise their management oversight with a keen view on the long-term success of the Company by rewarding them for driving increases over a three-year performance period in the Company’s net income before tax; digital, Internet and other non-core revenues; and total shareholder return.

•        Retain executives during a three-year performance and vesting period.

	Stock Ownership Guidelines	The Company expects its named executive officers to meet stock ownership guidelines, in each case five times their base salary midpoint. 25% of annual bonuses are paid in the form of Gannett common stock that may not be sold for six months from the acquisition date.	Fosters long-term stock ownership and aligns executives’ interests with those of shareholders.

Benefits and Perquisites	Welfare Benefits	Executives participate in employee benefit plans available to substantially all employees of the Company, including medical, health, life insurance and disability plans.	Part of the Company’s broad-based employee compensation program.

	Pay Element	Intended Role and What the Element Rewards	Why Gannett Uses the Element

Benefits and Perquisites	Perquisites	Perquisites complement the Company’s other compensation components and enable the Company to attract and retain the best management talent.	• Represents market practice and competitive factors. • Minimizes distractions from the executive’s attention to important Company initiatives.

Post-Termination Pay	Retirement Benefits

•       Executives participate in employee benefit plans available to substantially all employees of the Company, including 401(k) savings and tax-qualified retirement plans.

•       The Supplemental Executive Retirement Plan, or SERP, provides for benefits that cannot be provided under the tax-qualified retirement plan due to applicable IRS limits.

•       Employment contracts with Mr. Dubow, Ms. Martore and Mr. Moon provide credit for additional months of service under the SERP and post-retirement benefits.

•       The Deferred Compensation Plan, or DCP, provides executives the opportunity to defer to future years all or part of their base salary, incentive bonus and/or shares of Gannett common stock issued pursuant to RSUs. The Company does not make any contributions on behalf of its executive officers to the DCP or pay above-market earnings on DCP accounts.

•       The SERP allows executives to receive total retirement benefits commensurate, in relation to pay while employed, with those available to other employees of the Company.

•       The DCP allows executives to save towards retirement by deferring their own compensation, which in turn allows the Company to retain current cash flow.

•       Mr. Dubow’s employment contract provides benefits reflecting his recent promotion and assumption of additional duties, and enhances the Company’s ability to retain his services through the use of a two-year non-compete provision.

•       Ms. Martore’s employment contract provides benefits reflecting her recent promotion and assumption of additional duties, and enhances the Company’s ability to retain her services through the use of a two-year non-compete provision.

•       Mr. Moon’s contract, along with other contracts afforded to Gannett senior executives in 2005, facilitated the transition to a new CEO.

•       Mr. McCorkindale’s contract maintained continuity during the transition to a new CEO and Chairman and provided benefits commensurate with those provided to other retired Gannett CEOs.

	Pay Element	Intended Role and What the Element Rewards	Why Gannett Uses the Element

Post-Termination Pay	Termination Pay

The Transitional Compensation Plan provides severance pay upon a change in control of the Company for all named executive officers. The arrangements provide payments in the event of an involuntary termination not for “good cause,” a voluntary termination for “good reason,” or a voluntary termination within 30 days after the first anniversary of the change in control.

Each of the foregoing is discussed at length in the “Other Potential Post-Employment Payments” section. Employment contracts are discussed in the “Additional Information Regarding the Summary Compensation Table and Grants of Plan-Based Awards Table” section.

•       The Transitional Compensation Plan assures the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, the named executive officers notwithstanding the possibility, threat or occurrence of a change in control.

•       Change-in-control arrangements facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common, and provide continuity of management in the event of an actual or threatened change in control of the Company.

How Amounts for Each Component are Determined

At the Company, decisions with respect to one element of pay take into account all other elements of pay. Within the long-term incentives element, trade-offs are made between one type of award and another in order to achieve a balance of pay opportunities and challenges. Market data, corporate performance, individual performance, retention needs and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation materially.

Market Data and Peer Group

Under the direction of senior management, the Company collects and analyzes market data annually. Compensation opportunities of the named executive officers are compared to the compensation opportunities offered by the Company’s peer group of newspaper and broadcasting companies. The peer group to which Gannett compared in 2006 is shown below:

Dow Jones & Company, Inc. Meredith Corporation The McClatchy Company	The McGraw-Hill Companies, Inc. The New York Times Company Tribune Company

Because Gannett is the largest and most profitable company among its peer group, the Company also obtains market data on other media companies and companies with comparable revenues and ratios of profit to revenue. This list of companies changes from time to time. For 2006, the list included:

3M Company

Abbott Laboratories

Alltel Corporation

Ameren Corporation

Ameriprise Financial, Inc.

Amgen Inc.

Apache Corporation

Applied Materials, Inc.

Automatic Data Processing, Inc.

Avon Products, Inc.

Baker Hughes Incorporated

BB&T Corporation

Bear Stearns & Co, Inc.

BellSouth Corporation

Belo Corp.

Cablevision Systems Corporation

Campbell Soup Co.

CBS Corporation

Charles Schwab & Co., Inc.

Charter Communications, Inc.

Clear Channel Communications, Inc.

CNA Financial Corporation

Colgate-Palmolive Company

Comcast Cable Communications, Inc.

CSX Corporation

Danaher Corporation

DTE Energy Company

Eastman Chemical Company

E.W. Scripps Company

First Data Corporation

Genentech, Inc.

Harrah’s Entertainment, Inc.

Hearst-Argyle Television, Inc.

Journal Register Company

Key Capital Corporation

Lee Enterprises, Inc.

McDonald’s Corporation

Media General, Inc.

Mediacom Communications Corporation

Medtronic, Inc.

Molson Coors Brewing Company

Monsanto Company

News Corporation

Norfolk Southern Corporation

Omnicom Group Inc.

Phelps Dodge Corporation

Praxair, Inc.

Primedia Inc.

Principal Financial Group, Inc.

Readers Digest Association, Inc.

Reynolds American Inc.

Rohm & Haas Company

R.R. Donnelley & Sons Company

Safeco Corporation

Schering-Plough Corporation

Scholastic Corporation

Sinclair Broadcast Group, Inc.

Southwest Airlines Co.

Starbucks Corporation

SunTrust Banks, Inc.

Texas Instruments Incorporated

The Coca-Cola Company

The Walt Disney Company

The Washington Post Company

Time Warner Cable Inc.

Washington Mutual, Inc.

Wiley John & Sons, Inc.

Xcel Energy Inc.

Gannett relies on SEC filings made by each of the companies during the previous year to collect this information. The market data is analyzed and organized into summary sheets that compare the elements and amounts of compensation paid by Gannett to the median and averages for each group. This comparison is then presented to the Committee by senior management.

The Chairman, President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Senior Vice President/Human Resources also recommend to the Committee program design and award amounts for Company executives. They are not involved in determining their own pay.

Base Salary

Gannett is the largest, most profitable company in its peer group, had a record year in terms of revenue, and again achieved the best margins in that group. As a result, it targets base salary compensation above the median base compensation paid by other members of its peer group. Minimum salaries pursuant to employment contracts, the amount of any increase over these minimums and salaries for named executive officers not party to employment contracts are determined by the Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at the peer group and the other comparative companies;

•	a comparison of the base salaries of the named executive officers who report directly to the Chairman, President and Chief Executive Officer to ensure internal equity;

•	the expertise, performance and expected future contributions of the individual named executive officer;

•	the competitiveness of the market for the named executive officer; and

•	recommendations of the Chairman, President and Chief Executive Officer (except in the case of his own compensation).

For 2006, base salaries for the named executive officers other than Mr. Dubow and Mr. McCorkindale were recommended by Mr. Dubow and approved by the Committee. Those recommendations, and the Committee’s own evaluation of the appropriate 2006 base salary for Mr. Dubow and Mr. McCorkindale, took into account the need to retain an experienced team to achieve the Company’s strategic plan by competing successfully in digital businesses while maintaining strong performance in core businesses, internal pay equity, time in position, competitive market data gained from a review of base salaries paid by peer group members and the other comparative companies, and each named executive officer’s performance in meeting his or her key performance indicators, or KPIs, established at the beginning of the year. The Committee reviewed the target bonus percentage and recommended percentage for each executive. No relative ranking of these various factors was applied.

Based on its review of the above factors, the Committee set 2007 base salaries for the continuing named executive officers as follows:

• Mr. Dubow	$1,200,000
• Ms. Martore	$700,000
• Ms. Clark-Johnson	$735,000
• Mr. Ogden	$624,000
• Mr. Moon	$600,000

Mr. Dubow’s and Ms. Martore’s salaries are the minimum amounts payable under their current employment contracts. In setting these amounts, the Committee honored the requests made by Mr. Dubow and Ms. Martore not to receive salary increases for 2007. Until the date of his retirement on June 30, 2006, Mr. McCorkindale’s salary was the minimum amount payable under his employment contract, also at his request.

Executive Incentive Bonuses

The majority of the Company’s senior executives participate in an annual Executive Incentive Compensation Plan, or EICP, which offers incentive opportunity linked to the attainment of strategic financial performance and KPIs. Bonuses paid under the terms of the EICP generally are paid in cash, although executives subject to the Company’s stock ownership guidelines receive 25% of any bonus in shares of the Company’s common stock. No senior executive is guaranteed an award and, if minimum performance levels are not met, no bonus is paid under the EICP.

Each senior executive is assigned a salary grade based upon position, duties and responsibilities. Each salary grade consists of a salary range and, if the executive is eligible to participate in the EICP, a target bonus percentage and a bonus range. For the named executive officers, the bonus range extends from zero to double the target bonus percentage, and is calculated as a percentage of base salary or salary range midpoint, whichever is greater. Their target bonuses have a range of 50% to 125% of base salary or base salary range midpoint.

Prior to the start of each year, the Chairman, President and Chief Executive Officer establishes, upon discussion with each member of the Gannett Management Committee, including each named executive officer, his or her KPIs for the upcoming year. Included in these KPIs are, where appropriate, the target revenue and NIBT targets for the company and the respective divisions over which each named executive officer has operational or overall responsibility, as well as year-over-year revenue expectations, the development of initiatives in support of the strategic plan and other significant objectives sought to be obtained. In addition, the KPIs extend beyond purely financial measures to include, for example, items such as leadership, innovation, collaboration, growth initiatives and other activities. Use of these measures allows Mr. Dubow, and the Committee, to evaluate the performance of the other named executive officers in these qualitative areas that are critical to driving long-term value for shareholders. Over the course of the year, these KPIs may be revised as business conditions and the Company’s competitive environment change.

The Committee, at its October and December 2006 meetings, reviewed the Company’s preliminary financial and strategic results for the year. The Committee then preliminarily determined the amount of the 2006 EICP bonus pool, reserving the right to adjust once final results for 2006 were determined. Notwithstanding the Company’s solid financial performance, the Committee reduced the size of the bonus pool as compared to the prior year’s bonus pool to take into account the continued challenging advertising, circulation and viewership environment. From this preliminary amount, the Chairman, President and Chief Executive Officer, after consulting with the Executive Vice President and Chief Financial Officer and Senior Vice President/Human Resources, assessed the performance of each business unit and allocated a portion of the overall EICP bonus pool to each of the Company’s operating divisions based upon their respective financial and strategic results for the year.

The Committee determined 2006 bonuses for each of the named executive officers at its meeting in February 2007. It considered the Company’s final financial and strategic results for the year and management’s progress toward both quantitative and qualitative goals. Quantitative factors included the Company’s performance in the following areas: net income, relative shareholder return, earnings per share, return on assets, return on equity, return on invested capital, operating cash flow, operating income as a percent of sales, stock price and market value. The Company’s performance in those areas was compared to that of its peer group companies and other media companies. The Committee also evaluated the Company’s progress towards the goals of the Company’s strategic plan, as well as the achievement of qualitative goals including leadership in defending the First Amendment, promoting an ethical Company work environment and diverse workforce, and maintaining its reputation as a good corporate citizen of the local, national and international communities in which it does business. The Committee also considered the number of executives whose bonuses are paid from the EICP, divestitures and acquisitions, strategic events which might impact the EICP and other relevant information. No relative ranking of these various factors was applied.

In making its bonus determinations, the Committee noted that the Company had a record year in terms of revenue, continues to be the most profitable company in its peer group and again achieved the best margins in that group. With respect to Mr. Dubow, in addition to the factors described above, the Committee noted that Mr. Dubow moved quickly to develop and implement a new strategic plan to transform the Company to compete successfully in the digital age, including important acquisitions, and that he led the successful negotiations relating to the CareerBuilder restructuring. The Committee also took into consideration Mr. Dubow’s standing in the media community and his ability to foster an environment in which the Company’s senior management team was able to support and implement the new strategic plan he articulated. With respect to Mr. McCorkindale, the Committee determined it was appropriate to award a bonus in respect of his service as Chairman prior to his retirement in June 2006. With respect to the named executive officers other than Messrs. Dubow and McCorkindale, the Committee also considered the recommendations of Mr. Dubow, which were based on the Company’s overall financial and strategic results for the year as well as Mr. Dubow’s assessment of the extent to which each named executive officer achieved his or her KPIs for the year.

Long Term Incentive Grants

Stock Option and RSU Grants

Timing of Awards

Stock option and RSU grants for the senior executives historically were approved at the last Committee meeting of each year, generally occurring in December. The Company’s practice has been for the Committee to select a grant date to occur after the Committee meeting date if management is scheduled to make an analyst presentation shortly thereafter. For example, at its December 6, 2005 meeting, the Committee approved a grant date of December 9, 2005 because management was scheduled to make an analyst presentation on December 7, 2005. This practice permits the market to absorb any material information that may be presented at the analyst conference.

During fiscal year 2006, the Committee modified its grant practices by deferring stock option grants for the named executive officers until the February 2007 Committee meeting, allowing the Committee to factor into the stock option awards final operating results for the full fiscal year and any reduction due to the LTIP program instituted earlier in 2006, as described below. At that meeting, the Committee granted Mr. Dubow, Ms. Martore, Ms. Clark-Johnson, Mr. Ogden and Mr. Moon options to purchase 300,000, 63,000, 55,000, 36,000 and 36,000 shares of common stock, respectively. The FAS 123R expenses and other information associated with each grant will be reported in future proxy statements as part of the 2007 compensation of our named executive officers. We expect to follow similar grant practices for awards in the future. In addition, newly hired senior executives, and those who receive significant promotions, may be considered for a long-term grant at the next regularly scheduled meeting of the Committee after such action.

Factors Considered in Determining Award Sizes

In determining the amount of stock option and RSU award recommendations, senior management annually reviews market data relating to stock option and RSU grants made in the prior fiscal year by companies in its peer group, media companies in general and companies with similar size and profitability. In its review of management’s award recommendations, the Committee considers the Company’s performance in the following areas: net income, relative shareholder return, earnings per share, return on assets, return on equity, return on invested capital, operating cash flow, operating income as a percent of sales, stock price and market value. This performance is evaluated relative to Company performance in prior periods, and is also compared to that of the peer group companies and other media companies. The Committee also evaluated the Company’s progress towards the goals of the Company’s strategic plan, as well as the achievement of qualitative goals including leadership in defending the First Amendment, promoting an ethical Company work environment and diverse workforce, and maintaining its reputation as a good corporate citizen of the local, national and international communities in which it does business. The Committee exercises its judgment and discretion in view of the above criteria and its general policies. In 2006, the Committee again reduced the size of the overall stock option pool to take into account the continued challenging advertising, circulation and viewership environment. The Company has reduced the number of stock options granted from 5.9 million in 2001 to 2.5 million in 2006 (including February 2007 grants).

From this comparative evaluation, the Committee and senior management develop long-term incentive award guidelines for company officers, generally divided by salary grade level. The guidelines are intended to further the Committee’s dual goals of retention of key executives and enhancement of the link between long-term executive compensation and creation of shareholder value.

In addition, in setting actual awards for named executive officers other than Mr. Dubow, the Committee considers Mr. Dubow’s recommendations for individual awards but applies its own business judgment in making final determinations.

Allocating between Stock Option and RSU Awards

The Committee reviews the Company’s long-term incentive award guidelines prior to its review and approval of awards. The Committee also examines market trends, reviews the accounting expense of expected awards and considers the number of shares approved by shareholders which are available for grant. The Company has granted its top executives approximately 15%-20% of its long-term incentive awards in the form of restricted stock units and 80-85% in the form of non-qualified stock options, subject to the performance of the executive. The Committee may adjust the mix of long-term incentive award types in future years.

Key Terms of Long-term Incentive Awards

The exercise price of stock option grants is set at fair market value on the grant date. Under the Company’s shareholder-approved incentive compensation plans, the Company may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. The Company does not backdate or spring-load stock options, grant stock options with a so-called “reload” feature, nor does it loan funds to employees to enable them to exercise stock options. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Because a financial gain from stock options is only possible after the price of the Company’s common stock has increased, the Company believes grants encourage executives to focus on behaviors and initiatives that should lead to an increase in the price of the Company’s common stock over the long-term, which benefits all Gannett shareholders.

Gannett stock options generally vest in four equal annual installments beginning on the first anniversary of the grant date and have eight-year terms. Vesting and exercise rights generally cease upon termination of employment except in the case of retirement (defined as at least 55 years of age with at least 5 years of service), disability or death. After retirement, disability or death, stock options generally continue to vest and will remain exercisable for the shorter of a three-year period or the original expiration date.

The Company includes a “clawback” provision in the form of agreement it uses for stock option and LTIP awards that requires repayment of all profit realized during the twelve-month period following the first public issuance or filing with the SEC of a financial document that is subsequently restated. The clawback applies if the restatement occurred because of the grantee’s misconduct or the grantee is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.

Long-Term Incentive Program

In February 2006, as part of a comprehensive review of the Company’s compensation practices, Gannett adopted a strategic long-term incentive program, or LTIP. Through the use of the LTIP, the Committee desires to motivate the Company’s key executives over a three-year performance period to transform the Company for success in digital businesses while continuing to achieve success in the Company’s core businesses. All of the named executive officers except Mr. McCorkindale participated in the LTIP at the time of its inception. There are 23 current participants in the LTIP.

The LTIP was designed to optimize the long-term incentives afforded to plan participants while maintaining acceptable and predictable costs. As a result, LTIP awards made to all participants were denominated in equal amounts, at grant date, of “performance shares” denominated in shares of Gannett stock, and “performance units” denominated in dollars. The use of performance shares enables the Company to account for the LTIP based on the price of the Gannett stock underlying the performance shares, fixed at the date of grant of the awards, and provides additional linkage between executives and shareholders. The use of performance units results in a known maximum cost of the plan at the time of grant and affords a liquidity benefit to the plan participants. The costs to the Company of the LTIP target awards are expected to be mitigated by reductions in the number of stock options that would otherwise be awarded to LTIP participants over the duration of the performance period; the stock option awards made in February 2007 reflect this.

The Company’s senior management proposed to the Committee the structure and award targets for the LTIP based on their study of comparable long-term incentive plans and other relevant market practice. After giving consideration to this proposal, and following further discussion and analysis by the Committee, the Committee approved LTIP awards with potential values, assuming the company achieves the “target” level of performance for the three-year performance period, equal to 300% of 2006 base salary, in the case of Mr. Dubow, and 225% of 2006 base salary, in the case of all other named executive officers. The actual number of performance shares and units earned will vary based on the Company’s success in attaining or exceeding three enumerated performance goals:

•	A proprietary target range of net income before tax, or NIBT, for fiscal year 2008, weighted 75%.

•	A proprietary target range of digital, Internet and other non-core business revenues (“digital revenues”) for fiscal year 2008, weighted 25%.

•

A proprietary range of excess total shareholder return, or TSR, measured over the period from January 1, 2006 through December 31, 2008, over the average TSR of those companies (other than the Company) that comprised the S&P 500 Publishing Index as of January 1, 2006: Dow Jones & Company, Inc., Meredith Corporation, The McGraw-Hill Companies, Inc., The New York Times Company and Tribune Company (Knight-Ridder, Inc. is no longer a publicly-traded company and has been removed from the index). If fewer than two of those companies remain in the index on December 31, 2008, a substitute goal will measure the Company’s TSR against the TSR of the S&P 500. For purposes of this metric, TSR is defined as the value on December 31, 2008 of $100 invested in each company’s common stock on January 1, 2006, giving effect to quarterly reinvestment of dividends. To minimize the potential impact of short-term movements in share prices, both the beginning and ending share values will be based on the average of the closing prices over the trading days in the December preceding the applicable measurement date.

The two main performance goals were established to focus Gannett’s senior executives on generating significant profits in the Company’s core newspaper and broadcasting businesses while they transform the Company to compete successfully in digital businesses. Due to their strategic significance, the Company believes that disclosing the “threshold, target and maximum” levels of NIBT, digital revenues and excess TSR against which Company performance will be measured at the end of the performance period would result in competitive harm. The Company believes that achievement of the “target” level of performance of the two main performance goals will require significant effort and substantial progress over the next two years toward the goals of the strategic plan in light of the current business environment. If the Company’s performance is below the applicable threshold level for each of the performance goals, then no LTIP payouts will be made and participating executives will have seen a reduction in the number of stock options they otherwise would have received. To the extent that Gannett’s performance exceeds the applicable threshold level for any combination of the measures, a varying amount of performance shares and performance units will be earned, up to a maximum of approximately two times the target award amounts if the Company achieves the maximum levels of performance in both of the proprietary performance measures.

If NIBT performance goals are not met, participants may still earn a payout of performance units if the Company achieves either the digital revenues or TSR goals. The LTIP design also included interim

NIBT goals for 2006, which the Company achieved, and 2007; if the 2007 interim NIBT goal is not met, the award payable from meeting the 2008 NIBT goal will be reduced by 50%. In assessing whether the Company’s NIBT performance has met or exceeded the 2008 NIBT performance target, the Committee may make adjustments for matters that are financially significant and of an infrequently occurring nature.

Use of the TSR measure is designed to provide a threshold, or minimum, payout if Gannett performs well in TSR in comparison to that of its peers during the measurement period, yet is unable to attain the NIBT or digital revenues goals. In addition, the TSR measure will provide a higher payout in the event NIBT and digital revenues goals are both met at maximum levels and Gannett’s TSR exceeds that of its peer group. In this instance, the TSR measure can increase payout levels up to approximately 50% above the amount that would be earned in the event the NIBT and digital revenues goals are both met at maximum levels, depending on the degree to which the Company’s TSR exceeds the applicable index average.

LTIP awards generally will vest on the expiration of the performance measurement period in 2008 only if the recipient continues to be employed by the Company through the performance measurement period. See the “Other Potential Post-Employment Payments” section for a description of other vesting circumstances.

Benefits and Perquisites

The Company’s senior executives are provided a limited number of perquisites whose primary purpose is to minimize distractions from the executives’ attention to important Company initiatives. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

The personal benefits and perquisites the Company provides to named executive officers are substantially the same as those offered to other senior executives, with the exception of certain perquisites that will be provided to Mr. Dubow after his retirement under the terms of his employment contract. For additional information about these post-retirement benefits, see the perquisites discussion under the “Other Potential Post-Employment Payments” section.

Post Retirement Plans

The Company sponsors a tax-qualified defined benefit retirement plan, the Gannett Retirement Plan, or GRP, and a nonqualified retirement plan, the Supplemental Executive Retirement Plan, or SERP. Base compensation, commissions, overtime pay, and performance related bonuses are treated as eligible pay under the GRP, and all of these plus compensation deferred under the Company’s deferred compensation plan are treated as eligible pay under the SERP.

Gannett Retirement Plan

The GRP provides retirement income to the majority of the Company’s employees based in the United States. The plan provides benefits for employees based upon years of credited service, and the highest consecutive five-year average of an employee’s compensation out of the final ten years of employment, referred to as final average earnings, or FAE. Long-term incentive grants, benefits and perquisites have no effect on the amount of an employee’s retirement benefits.

Effective January 1, 1998 the Company made a significant change to the GRP for service after that date. Certain employees who were either retirement-eligible or had a significant number of years of service with the Company (as described below) were “grandfathered” in the plan provisions applicable to them prior to the change (pre-1998 plan provisions). Ms. Clark-Johnson and Mr. McCorkindale both qualified as “grandfathered” plan participants. The remaining named executive officers were transitioned to the post-1997 plan provisions under the GRP. However, the Company maintained the pre-1998 formula under the SERP for all active employees participating in that plan as of January 1, 1998.

The GRP formula applicable to a significant portion of the Company’s grandfathered employees, including the named executive officers, provides for a benefit at normal retirement equal to a gross benefit reduced by a Social Security offset:

GRP’s benefit =	[ (	2% times credited service up to 25 years	+	0.7% times credited service in excess of 25 years	)	*	FAE	] -	an offset equal to 50% of estimated Social Security benefit at normal retirement, prorated for service less than 35 years.

Normal retirement is age 65 with 5 years of service. Participants may retire as early as age 55 with 5 years of service. Prior to normal retirement, the gross accrued benefit (the benefit prior to the Social Security offset) is based on years of service a participant would have at normal retirement and then prorated based on actual service as of the early retirement date. The Social Security offset is applied at the later of age 62 or retirement age. In addition, gross benefits are reduced 4% for each year by which retirement precedes age 65, or 2.5% per year if the participant has attained age 60 with 25 years of credited service. Pension benefits earned under this formula are distributed in the form of a lifetime annuity.

As noted above, the Company amended the GRP effective January 1, 1998. In general, salaried and non-union hourly employees as of January 1, 1998 who did not meet either of the following criteria were transitioned to the new plan provisions (post-1997 plan provisions): (i) 5 years of credited service and age 55 before June 30, 1998 or (ii) age plus credited years of service as of June 30, 1998 totals at least 75. Active plan participants who met the criteria were not impacted by the change. The post-1997 plan provisions provide for a benefit expressed as a lump sum value based on the sum of annual percentages credited to each participating employee. The percentages increase with years of service. Upon termination or retirement, the total percentages are applied to a participant’s FAE resulting in a lump sum benefit value. The pension equity benefit can be payable as either a lifetime annuity or a lump sum.

Participants are vested in their right to a benefit under the GRP after completing 5 years of service.

Gannett Supplemental Executive Retirement Plan

The Company also maintains the SERP, a nonqualified retirement plan to attract and retain a highly-motivated executive workforce by providing eligible employees with retirement benefits that cannot be provided under the GRP. The SERP is an unfunded plan and participants are general unsecured creditors of the Company with respect to their benefits under the plan. In general, the SERP provides for benefits that cannot be provided under the GRP due to the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, which limit the pay that can be recognized under qualified retirement plans as well as impose limits on the amount of benefits which can be paid. The SERP also provides benefits equal to the difference between what active participants in the SERP as of January 1, 1998 would have received under the GRP’s traditional final average pay formula and the amount that they will receive under the pension equity formula. For all SERP participants, the benefit calculated under the applicable SERP formula is reduced by benefits payable from the GRP.

During 2006, the SERP was amended to afford participants actively employed by the Company on or after December 6, 2006, and retiring after July 1, 2007, a one-time choice regarding the form of payment in which they will ultimately receive their SERP benefits should they retire from the Company. These participants may elect either a lifetime annuity or a lump sum payment. The choice period for participants actively employed on December 6, 2006 ended on December 31, 2006 for retirement dates on or after July 1, 2007 and prior to January 1, 2008. For retirements on or after January 1, 2008, the choice period for these participants ends on March 31, 2007. Future SERP participants will also have a one-time choice upon initial participation in the plan.

Each of the named executive officers is fully vested in the SERP as of December 31, 2006.

The employment contracts with Mr. Dubow and Ms. Martore provide for additional years of service credit to their 58th and 60th birthdays, respectively. Mr. Moon’s employment contract provides for additional service credit to March 1, 2008. However, the additional service credit would not be provided if the executive’s employment is terminated by the Company for “good cause,” by the executives without “good reason,” due to death or if the executive fails to renew his or her term of employment.

Gannett Deferred Compensation Plan

The named executive officers may elect to defer all or a portion of their compensation under the DCP, provided that the minimum deferral must be $5,000 for the year of deferral or, in the case of deferred RSUs, a minimum number of shares determined by the Committee. The amounts deferred by each named executive officer will be deemed invested in the fund or funds designated by such named executive officer from among a number of funds selected by the Committee. Officers may change their deemed investments from time to time. For 2006, the following funds, which are identical to those available to all employee-participants under the Company’s 401(k) plan, were available for investment under the DCP:

Gannett Stock Fund	American Century Ultra Fund
Dreyfus Cash Management Plus Fund	EuroPacific Growth Fund
PIMCO Total Return Fund	Vanguard Institutional Index Fund
Fidelity Growth and Income Fund	Dodge & Cox Balanced Fund
Brandywine Fund

Elections to defer compensation generally must be made prior to the year in which the services to which the compensation relates will be performed. Once made, an election to defer compensation to be earned in the upcoming year is irrevocable. At the time a deferral election is made, the named executive officer chooses the date on which payment of the amount of compensation for the upcoming year credited to the DCP is to commence, as well as whether to receive the payments either in a lump sum or, if the payment is to start during the year in which such executive could have retired under any Company retirement plan, in up to fifteen annual installments. Named executive officers may change the form of payment elected with respect to particular deferrals, subject to compliance with the terms of the DCP then in effect, including any grandfathered terms resulting from changes in applicable U.S. federal income tax laws or regulations.

The Company does not make contributions on behalf of its executive officers to the DCP.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to a company’s chief executive officer and four other most highly compensated executive officers for any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Committee has structured, and intends to continue to structure, performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. However, the Committee reserves the authority to award non-deductible compensation in other circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so. For 2006, approximately $279,000 of the compensation paid to Mr. Dubow was not deductible under Section 162(m).

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee is composed entirely of independent directors. Until September 27, 2006, the Committee consisted of James Johnson, Chair, Louis Boccardi and Karen Hastie Williams. Beginning that date, it consisted of Duncan M. McFarland, Chair, Louis D. Boccardi and Karen Hastie Williams.

The Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures included in this proxy statement. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Form 10-K for its 2006 fiscal year, and the Board has approved that recommendation.

Executive Compensation Committee

Duncan M. McFarland, Chair

Louis D. Boccardi

Karen Hastie Williams

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Craig A. Dubow (Chairman, President and CEO)	2006	1,200,000		1,750,000	538,866	402,529	4,119,446	139,603	8,150,444

Gracia C. Martore (Executive Vice President and CFO)	2006	656,250	(6)	600,000	285,916	979,471	1,965,776	88,020	4,575,433

Susan Clark-Johnson (President/ Newspaper Division)	2006	695,000		500,000	275,189	780,200	842,866	97,559	3,190,814

Roger L. Ogden (President and CEO/ Gannett Broadcasting)	2006	551,667		360,000	239,516	599,688	596,906	60,679	2,408,456

Craig A. Moon (President and Publisher/ USA Today)	2006	561,000		370,000	226,627	521,275	309,911	74,656	2,063,469

Douglas H. McCorkindale (Retired Chairman) (7)	2006	876,923		1,250,000	0	3,792,060	2,209,849	181,390	8,310,222

Thomas L. Chapple (Retired Senior Vice President, Chief Administrative Officer and General Counsel) (8)	2006	168,253		0	44,303	688,398	1,426,022	1,158,864	3,485,840

(1)	See the “Compensation Discussion and Analysis” section for a discussion of how the bonus amounts were determined. Of the amounts shown, 25% was paid in Company stock for all of the named executive officers other than Mr. McCorkindale.

(2)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal year 2006 related to (a) LTIP performance share awards made in 2006, assuming achievement of “target” performance levels (the actual number of shares issued, if any, will be determined in 2009 based on actual Company performance over the three year LTIP measurement period), (b) RSU grants made in December 2006 and, with respect to Ms. Martore, the grant of 1,000 RSUs made in connection with her assumption of additional job responsibility, and (c) RSUs granted to the named executive officers in prior years. There can be no assurance that the FAS 123R amounts shown in the table will ever be realized by an executive officer. No LTIP performance shares have been or will be issued, if any, until 2009. The assumptions and methodology used to calculate the accounting expense recognized in fiscal 2006 for the LTIP performance share and RSU awards are as follows:

•

For LTIP performance shares, the accounting expense recognized by the Company is based on: (1) the closing market price on the grant date of the awards ($62.71 on February 24, 2006 and $55.99 on April 18, 2006); (2) an estimate of the Company’s success in achieving the strategic goals of the LTIP translated to a number of performance shares which would be issued at that level of performance; and (3) a fraction, the denominator of which is 34 (the number of months until the end of the plan performance period) and the numerator of which is 10 (for the months the plan was in force during 2006).

•	For RSU awards, the accounting expense recognized by the Company is based on the number of RSUs awarded, the stock price at the award grant date, and a fraction representing the

2006 pro rata portion of the term of the accrual (4 years). The range of stock prices at the award grant dates was $55.99 to $60.29.

(3)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal year 2006 related to stock option awards made in 2006 and in prior periods. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FAS 123R value. The assumptions and methodology used to calculate the accounting expense recognized in fiscal 2006 for these stock option awards are as follows:

Valuation and amortization method—The Company determines the fair value of stock options using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Options generally vest 25% on each of the four succeeding anniversary dates of the award. However, for awards made to retirement eligible employees, there is no requisite service period for 75% of the award, and there is a one-year service period for the remaining 25% of the award.

Expected Term—The expected term represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to contractual terms of the awards, vesting schedules and expectations of future employee behavior.

Expected Volatility—The fair value of stock-based awards reflects a volatility factor calculated using market data for the Company’s common stock. The time frame used was 36 months prior to grant date for awards prior to 2006, and 72 months for awards thereafter.

Expected Dividend Yield—The dividend yield is determined by dividing the expected per share dividend during the option term by the Company’s stock price. The Company has used historical dividend yield trends as an estimate for future yields. The expected dividend yield is based on the average quarterly dividend divided by the average price of the Company’s shares over the previous three-year period.

Risk-Free Interest Rate—The Company bases the risk-free interest rate used in the Black-Scholes valuation method on the yield to maturity at the time of the stock option grant on zero-coupon U.S. government bonds having a remaining life equal to the option’s expected life.

The following assumptions were used to estimate the fair value of option awards reflected in the Summary Compensation Table:

	2006	2005	2003	2002
Average expected term	6 yrs.	6 yrs.	7 yrs.	7 yrs.
Expected volatility	22.0%	11.46 – 13.62%	26.12%	26.12%
Weighted average volatility	22.0%	11.59%	26.12%	26.12%
Risk-free interest rate	4.84%	3.71 – 4.32%	3.8%	3.89%
Expected dividend yield	1.4%	1.24% – 1.30%	1.34%	1.34%
Weighted average expected dividend yield	1.4%	1.29%	1.34%	1.34%
Fair value	$15.43	$11.31 – $12.68	$21.48	$21.48

(4)

Gannett does not make any contributions on behalf of its executive officers to the DCP or pay above-market earnings on DCP accounts. The entire amount shown in this column is related to the aggregate increase in the accumulated benefit liability relating to the named executive officer under the GRP and the SERP. The increase is measured from the date used for the Company’s audited financial statements for the prior year to the date used for the current year. This includes the value of any additional service accrued, the impact of any compensation increases received, the impact of any plan amendments made during the period, and growth attributable to interest, if applicable. The Company uses the same assumptions it uses for financial reporting under generally accepted accounting principles with the exception of the retirement age, pre-retirement mortality and probability of turnover prior to retirement. The assumed retirement age for the above values is the earliest age at which an executive could retire without any benefit reduction due to age. The above values are calculated assuming each named executive officer survives to the assumed retirement age. To the extent the assumptions used for reporting changed from the prior year to the current year, the impact is reflected in the above values.

(5)	All Other Compensation includes the annual premiums paid by the Company on life insurance policies as follows: Mr. Dubow—$40,506, Ms. Martore—$22,144, Ms. Clark-Johnson—$30,368, Mr. Ogden—$34,862, Mr. Moon—$24,584, Mr. McCorkindale—$11,370, and Mr. Chapple—$12,365. This column also includes the incremental cost to the Company of perquisites, including: (i) premiums paid by the Company for supplemental medical coverage, (ii) home security system allowance, (iii) Company-provided automobile, (iv) club membership fee allowance, (v) occasional personal use of Company aircraft, (vi) Company-provided lunch during working hours, as needed, (vii) legal and financial services, which for Mr. McCorkindale and Mr. Chapple amounted to $39,743 and $30,940, respectively, during 2006, (viii) relocation benefits, and (ix) premiums paid by the Company for travel accident insurance, which for Mr. Dubow and Mr. McCorkindale amounted to $32,708 and $81,390, respectively, during 2006. The named executive officers also occasionally receive tickets to sporting events for personal use if the tickets are not needed for business use, for which the Company does not incur incremental costs. Beginning in 2008, the Company will no longer provide its senior executives with any allowance for home security systems or club membership fees.

(6)	Ms. Martore’s annual base salary was increased to $700,000 upon her promotion and assumption of additional duties in April 2006.

(7)	Mr. McCorkindale retired from the Company effective June 30, 2006. All Other Compensation for Mr. McCorkindale includes, in addition to the benefits described in footnote 5, the following post-retirement benefits: (i) health insurance coverage for him and his spouse, including for Mr. McCorkindale a Medicare supplement and reimbursement for the cost of Medicare Part B coverage, (ii) computer and other home office equipment and (iii) reasonable access to Company offices, facilities and services, including the use of an office and an executive assistant.

(8)	Mr. Chapple retired from the Company effective April 30, 2006. In connection with his retirement, Mr. Chapple entered into a letter agreement with the Company dated April 10, 2006 discussed under the “Additional Information Regarding the Summary Compensation Table and Grants of Plan-Based Awards Table” and the “Other Potential Post-Employment Payments” sections. The option award amount for Mr. Chapple reflects the acceleration of vesting of options upon his retirement. All Other Compensation for Mr. Chapple includes, in addition to the benefits described in footnote 5, a $1,100,000 payment, $400,000 of which was in consideration of a non-compete covenant that runs until May 1, 2007, and the incremental costs to the Company of the post-retirement perquisites available to all members of the Gannett Management Committee, which are described under “Other Potential Post-Employment Payments—Potential Payments to Currently Employed Named Executive Officers—Post-Retirement Perquisites—Retirement/Voluntary Termination.”

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date (1)	Committee Meeting Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Under- lying Options (#) (5)	Exer- cise or Base Price of Option Awards ($/Sh) (6)	Grant Date Fair Value of Stock and Option Awards ($) (7)
			Thre- shold ($)	Target ($)	Maxi- mum ($)	Thre- shold (#)	Target (#)	Maxi- mum (#)
Craig A. Dubow	2/21/06	2/20/06							4,808			300,000
(Chairman, President and CEO)	2/24/06 12/8/06	2/20/06 12/5/06	900,000	1,800,000	7,200,000	0	28,704	57,408	10,000			1,800,000 599,600

Gracia C. Martore	2/21/06	2/20/06							1,502			93,750
(Executive Vice President and CFO)	2/24/06 4/18/06 4/18/06	2/20/06 4/18/06 4/18/06	309,375 84,375	618,750 168,750	2,475,000 675,000	0 0	9,867 3,013	19,734 6,028	1,000			618,750 168,750 55,990
	4/18/06	4/18/06								35,000	55.99	540,050
	12/8/06	12/5/06							6,000			359,760

Susan Clark-Johnson	2/21/06	2/20/06							1,594			100,000
(President/Newspaper Division)	2/24/06 12/8/06	2/20/06 12/5/06	390,938	781,875	3,127,500	0	12,468	24,936	4,000			781,875 239,840

Roger L. Ogden	2/21/06	2/20/06							1,162			72,500
(President and CEO/Gannett Broadcasting)	2/24/06 4/18/06 4/18/06	2/20/06 4/18/06 4/18/06	255,938 81,563	511,875 163,125	2,047,500 652,500	0 0	8,163 2,913	16,325 5,827		10,000	55.99	511,875 162,924 154,300
	12/8/06	12/5/06							3,500			209,860

Craig A. Moon	2/21/06	2/20/06							1,182			73,750
(President and Publisher/USA Today)	2/24/06 12/8/06	2/20/06 12/5/06	315,563	631,125	2,524,500	0	10,065	20,128	3,500			631,125 209,860

Douglas H. McCorkindale (Retired Chairman)	—	—	0	0	0	0	0	0	0	0	0	0

Thomas L. Chapple	2/21/06	2/20/06							1,242			77,500
(Retired Senior Vice President, Chief Administrative Officer and General Counsel)	2/24/06	2/20/06	16,709	33,419	133,676	0	533	1,066				33,419

(1)	See the “Compensation Discussion and Analysis” section for a discussion of the timing of various pay decisions.

(2)	These grants represent Performance Units that are part of a three-year LTIP that also includes Performance Shares. No LTIP performance units have been or will be paid, if any, until 2009. For purposes of the entries in these columns, “threshold” level payouts assume the Company fails to meet the 2008 NIBT performance goal but meets the minimum digital revenues goal or, if there is only one remaining public company member of the “peer group” at period end, the Company’s TSR over the performance period equals or exceeds 105% of the TSR of the remaining peer; if, however, the Company’s TSR equals or exceeds 105% of the TSR of the S&P 500, the “threshold” payments shown in this column would be double the amounts shown. “Target” level payouts assume the Company meets both the minimum 2008 NIBT goal and minimum digital revenues goal, and “maximum” level payouts assume that the Company meets or exceeds the ceiling level of performance in NIBT, the digital revenues goal and TSR. See the “Compensation Discussion and Analysis” section for more information regarding the terms of the awards, the description of performance-based conditions, and the criteria for determining the amounts payable. Stock option grants made in February 2007 were reduced to mitigate the expenses associated with the LTIP awards.

(3)

These grants represent Performance Shares that are part of a three-year LTIP that also includes Performance Units. No LTIP performance shares have been or will be paid, if any, until 2009. Under the terms of the LTIP, “threshold” level performance as described in footnote (2) above results in payouts of cash only; no Performance Shares will be issued unless the “target” level of performance is achieved. “Target” level payouts assume the Company meets both the minimum 2008 NIBT and minimum digital revenues goal;

and “maximum” level payouts assume that the Company meets or exceeds the ceiling level of performance in NIBT and the digital revenues goal. See the “Compensation Discussion and Analysis” section for more information regarding the terms of the awards, the description of performance-based conditions, and the criteria for determining the amounts payable. Stock option grants made in February 2007 were reduced to mitigate the expenses associated with the LTIP awards.

(4)	The RSU grants made on February 21, 2006 represent the stock portion of the 2005 annual incentive bonus, which was previously reported in the Company’s 2006 proxy statement. These RSUs were fully vested on the date of grant, but may not be sold for six months from the acquisition date. The remaining RSU grants reported in this column vest in full on the fourth anniversary of the grant date, at which time each officer will receive an equivalent number of shares of Gannett common stock. If an individual retires before the fourth anniversary of the grant date, the shares underlying the award are issued on a pro rata basis.

(5)	The stock option grants reported in this column vested with respect to 25% of the shares on December 9, 2006, and will vest with respect to the remaining shares in three equal annual installments beginning on December 9, 2007. The stock option grants will expire on December 9, 2013.

(6)	These stock options have an exercise price equal to the closing price of the Company’s stock on the grant date, which is the same date the Committee met to approve the grant of the awards.

(7)	The full grant date fair value was computed in accordance with FAS 123R based on the assumptions described in footnotes (2) and (3) to the Summary Compensation Table, except for the February 21, 2006 RSU grants which are valued based on the executive’s bonus for 2005, which was settled in stock. There can be no assurance that the FAS 123R amounts shown in the table will ever be realized by an executive officer.

Additional Information Regarding the Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Dubow

In February 2007, the Company entered into a new employment contract with Mr. Dubow, the Company’s Chairman, President and Chief Executive Officer. The contract provides for a rolling three-year term until such time as either Mr. Dubow or the Company provides notice of non-extension, in which case the term of the contract will expire on December 31 of the second year following the effective time of the notice. During his employment, Mr. Dubow will receive an annual base salary of $1.2 million or such greater amount as the Committee determines, and an annual bonus at the discretion of the Committee. All Company stock options, RSUs and any other time-based equity awards granted to Mr. Dubow on or after July 15, 2005 will vest fully within four years from the date of grant, will vest immediately upon termination of employment (other than by the Company for “good cause”) and, in the case of stock options and stock appreciation rights, upon any such acceleration will remain exercisable for the lesser of the remaining term or four years. Also, upon termination of employment prior to his 58th birthday, other than by the Company for “good cause,” by Mr. Dubow without “good reason,” due to death or by reason of Mr. Dubow failing to renew his term of employment, Mr. Dubow’s SERP benefit will reflect service credit as if he had remained employed through his 58th birthday and compensation during the additional service period shall be assumed equal to his annual base salary at the time of termination plus the greater of (1) his most recent incentive bonus or (2) the average of his three most recent incentive bonuses. See the “Other Potential Post-Employment Payments” section for more information about post-employment benefits.

Ms. Martore

In February 2007, the Company entered into a new employment contract with Ms. Martore, the Company’s Executive Vice President and Chief Financial Officer. The contract provides for a rolling three-year term until such time as either Ms. Martore or the Company provides notice of non-extension, in which case the term of the contract will expire on December 31 of the second year following the effective time of the notice. During her employment, Ms. Martore will receive an annual base salary of $700,000 or such greater amount as the Committee determines, and an annual bonus at the discretion of the Committee. All Company stock options, RSUs and any other time-based equity awards granted to Ms. Martore on or after February 25, 2005 will vest fully within four years from the date of grant, will vest immediately upon termination of employment (other than by the Company for “good cause”) and, in the case of stock options and stock appreciation rights, upon any such acceleration will remain exercisable for the lesser of the remaining term or three years. Also, upon termination of employment prior to her 60th birthday, other than by the Company for “good cause,” by Ms. Martore without “good reason,” due to death or by reason of Ms. Martore failing to renew her term of employment, Ms. Martore’s SERP benefit will reflect service credit as if she had remained employed through her 60th birthday and compensation during the additional service period shall be assumed equal to her annual base salary at the time of termination plus the greater of (1) her most recent incentive bonus or (2) the average of her three most recent incentive bonuses. See the “Other Potential Post-Employment Payments” section for more information about post-employment benefits.

Mr. Moon

In February 2005, the Company entered into an employment contract with Mr. Moon, President and Publisher/USA Today, certain severance provisions of which expired in January 2007. Upon termination of employment (other than by the Company for “good cause,” by Mr. Moon without “good reason” or due to death) prior to March 1, 2008, Mr. Moon’s SERP benefit will reflect service credit as if he had remained employed through March 1, 2008 and compensation during the additional service period shall be assumed equal to his annual base salary at the time of termination plus his most recent incentive bonus. See the “Other Potential Post-Employment Payments” section for more information about post-employment benefits.

Mr. McCorkindale

Mr. McCorkindale and the Company are parties to an employment contract, the term of which expired on June 30, 2006, but pursuant to which the Company will retain Mr. McCorkindale as a consultant for a period of five years at a fee of $150,000 per year to enable the Company to benefit from his many years of experience. See the “Other Potential Post-Employment Payments” section for more information about post-employment benefits.

Mr. Chapple

In connection with Mr. Chapple’s retirement on April 30, 2006, Mr. Chapple and the Company entered into a letter agreement pursuant to which Mr. Chapple received: (i) a payment in the amount of $1,100,000, $400,000 of which was in consideration of a non-compete covenant that runs until May 1, 2007, and (ii) an additional 19 months of service credit under the SERP. Pay for the period following termination was assumed equal to his base pay at termination spread equally over the 19-month period. In addition, Mr. Chapple’s stock options which were not fully vested at the time of his retirement became fully vested and may be exercised until the earlier of (i) the expiration date of each particular option grant, or (ii) April 30, 2009. In exchange for and in consideration of these benefits, Mr. Chapple agreed to customary non-compete, non-disparagement, confidentiality, and release of claims provisions. See the “Other Potential Post-Employment Payments” section for more information about post-employment benefits.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of securities underlying unexer- cised Options (#) Exerci- sable		Number of securities underlying unexercised Options (#) Unexer- cisable		Option Exer- cise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Craig A. Dubow (Chairman, President and CEO)	24,000				74.50	12/07/2009
	3,375				56.25	07/24/2010
	9,250				54.31	12/05/2010
	70,000				69.35	12/02/2011
	80,000				70.21	12/03/2012
	77,000				87.33	12/12/2013
	69,000	(1)			80.90	12/10/2012
	112,500	(1)	112,500	(2)	71.94	12/10/2012
	50,000		150,000	(3)	60.29	12/09/2013
							10,000	(4)	604,600
										28,704	(6)	1,735,444

Gracia C. Martore (Executive Vice President and CFO)	11,000				65.00	12/08/2008
	13,000				74.50	12/07/2009
	1,750				56.25	07/24/2010
	3,500				54.31	12/05/2010
	40,000				69.35	12/02/2011
	48,000	(7)			70.21	12/03/2012
	10,000	(7)			75.30	12/03/2012
	60,000				87.33	12/12/2013
	56,000				80.90	12/10/2012
	12,750	(8)	38,250	(3)	60.29	12/09/2013
	8,750	(8)	26,250	(3)	55.99	12/09/2013
							3,750	(5)	226,725
							6,000	(4)	362,760
										12,880	(6)	778,725

Susan Clark-Johnson (President/ Newspaper Division)	4,750				59.50	12/09/2007
	27,500				65.00	12/08/2008
	30,000				74.50	12/07/2009
	17,500				56.25	07/24/2010
	5,000				56.25	12/07/2009
	12,500				54.31	12/05/2010
	2,800				69.35	12/04/2011
	60,000				69.35	12/02/2011
	60,000				70.21	12/03/2012
	51,000				87.33	12/12/2013
	48,000	(9)			80.90	12/10/2012

	Option Awards						Stock Awards
Name	Number of securities underlying unexer- cised Options (#) Exerci- sable		Number of securities underlying unexercised Options (#) Unexer- cisable		Option Exer- cise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	35,750	(9)	35,750	(2)	68.62	12/10/2012
	22,250		66,750	(3)	60.29	12/09/2013
							2,750	(5)	166,265
							4,000	(4)	241,840
										12,468	(6)	753,815

Roger L. Ogden (President and CEO/ Gannett Broadcasting)	7,600				59.50	12/09/2007
	11,560				65.00	12/08/2008
	21,000				74.50	12/07/2009
	11,500				56.25	07/24/2010
	14,000				54.31	12/05/2010
	1,800				69.35	12/04/2011
	27,000				69.35	12/02/2011
	30,000				70.21	12/03/2012
	28,500				87.33	12/12/2013
	26,000	(1)			80.90	12/10/2012
	25,000	(1)	25,000	(2)	71.94	12/10/2012
	11,500	(8)	34,500	(3)	60.29	12/09/2013
	2,500	(8)	7,500	(3)	55.99	12/09/2013
							2,500	(5)	151,150
							3,500	(4)	211,610
										11,076	(6)	669,655

Craig A. Moon (President and Publisher/USA Today)	3,000				70.9375	12/08/2008
	24,000				74.50	12/07/2009
	3,375				56.25	07/24/2010
	4,125				54.31	12/05/2010
	2,000				69.35	12/04/2011
	30,000	(10)			69.35	12/02/2011
	20,000	(10)			72.24	12/02/2011
	62,000				70.21	12/03/2012
	53,000				87.33	12/12/2013
	54,000	(9)			80.90	12/10/2012
	12,500	(9)	12,500	(2)	68.62	12/10/2012
	11,500		34,500	(3)	60.29	12/09/2013
							2,500	(5)	151,150
							3,500	(4)	211,610
										10,065	(6)	607,926

Douglas H. McCorkindale (Retired Chairman)	140,000				59.50	12/09/2007
	175,000				65.00	12/08/2008
	225,000	(11)			74.50	06/30/2009
	50,000	(11)			62.5625	06/30/2009
	131,000				56.25	06/30/2009

	Option Awards						Stock Awards
Name	Number of securities underlying unexer- cised Options (#) Exerci- sable	Number of securities underlying unexercised Options (#) Unexer- cisable		Option Exer- cise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	165,000			54.31	06/30/2009
	375,000			69.35	06/30/2009
	400,000			70.21	06/30/2009
	400,000			87.33	06/30/2010
	384,000			80.90	06/30/2010
	64,250	192,750	(3)	60.29	06/30/2010

Thomas L. Chapple (Retired Senior Vice President, Chief Administrative Officer and General Counsel)	14,500			59.50	12/09/2007
	24,200			65.00	12/08/2008
	25,000			74.50	04/30/2009	(12)
	7,425			56.25	04/30/2009	(12)
	13,475			54.31	04/30/2009	(12)
	2,200			69.35	04/30/2009	(12)
	42,000			69.35	04/30/2009	(12)
	45,000			70.21	04/30/2009	(12)
	10,000			75.30	04/30/2009	(12)
	60,000			87.33	04/30/2009	(12)
	56,000			80.90	04/30/2009	(12)
	35,000			60.29	04/30/2009	(12)

(1)	These stock options were granted on December 10, 2004 and July 15, 2005, respectively.

(2)	The unvested portion of the stock option will vest in two equal annual installments beginning on December 10, 2007.

(3)	The unvested portion of the stock option will vest in three equal annual installments beginning on December 9, 2007.

(4)	These RSUs will vest on December 8, 2010. The value of these RSUs is based on the product of the number of RSUs multiplied by $60.46, the closing price of a share of Gannett common stock on December 29, 2006. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

(5)	These RSUs will vest on December 9, 2009. The value of these RSUs is based on the product of the number of RSUs multiplied by $60.46, the closing price of a share of Gannett common stock on December 29, 2006. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

(6)	Represents performance shares that may be issued pursuant to the LTIP assuming achievement of “target” performance levels (the actual number of shares issued, if any, will be determined in 2009 based on actual Company performance over the three-year LTIP measurement period); the value of such payouts is based on the product of the number of performance shares multiplied by $60.46, the closing price of a share of Gannett common stock on December 29, 2006. See the “Compensation Discussion and Analysis” section for more information about the LTIP.

(7)	These stock options were granted on December 3, 2002 and May 5, 2003, respectively.

(8)	These stock options were granted on December 9, 2005 and April 18, 2006, respectively.

(9)	These stock options were granted on December 10, 2004 and October 1, 2005, respectively.

(10)	These stock options were granted on December 4, 2001 and May 6, 2002, respectively.

(11)	These stock options were granted on December 7, 1999 and May 2, 2000, respectively.

(12)	The expiration date of these options was accelerated to April 30, 2009 in connection with Mr. Chapple’s retirement.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Craig A. Dubow (Chairman, President and CEO)	0	0	0	0

Gracia C. Martore (Executive Vice President and CFO)	0	0	0	0

Susan Clark-Johnson (President/Newspaper Division)	0	0	0	0

Roger L. Ogden (President and CEO/ Gannett Broadcasting)	4,600	39,618	0	0

Craig A. Moon (President and Publisher/USA Today)	0	0	0	0

Douglas H. McCorkindale (Retired Chairman)	230,000	4,331,124	11,221	662,344	(1)

Thomas L. Chapple (Retired Senior Vice President, Chief Administrative Officer and General Counsel)	17,100	81,622	0	0

(1)	This amount was deferred under the DCP pursuant to Mr. McCorkindale’s employment contract. The value realized on vesting is not included in the Summary Compensation Table because the shares were awarded prior to 2006.

PENSION BENEFITS

The table below shows the actuarial present value as of December 31, 2006 of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the Gannett Retirement Plan, or GRP, and the Supplemental Executive Retirement Plan, or SERP, determined using assumptions consistent with those used in the Company’s financial statements, except with respect to pre-retirement mortality, probability of turnover prior to retirement and retirement age. For those executives not retired as of December 31, 2006, the assumed retirement age reflected below is age 65 under the SERP, age 65 for Ms. Clark-Johnson under the GRP and immediate for all others with respect to the GRP. These reflect payment at the earliest point in time at which benefits are available without any reduction for age. For Mr. Dubow and Ms. Martore, the amounts calculated reflect the individual employment contracts dated February 27, 2007 as if they had been in place on December 31, 2006. For Mr. Moon, the amounts calculated reflect his employment contract in place as of December 31, 2006. Information regarding the GRP and the SERP can be found under the heading “Post Retirement Plans” on page 27.

Amounts shown in the table below give effect to additional years of credit for each of Mr. Dubow, Ms. Martore and Mr. Moon, as provided under their employment contracts. If the additional service period extends service beyond the executive’s actual termination date, compensation during the additional service period is assumed equal to the executive’s annual base salary plus the most recent incentive bonus, in the case of Mr. Moon, and the greater of (1) the executive’s most recent incentive bonus or (2) the average of the executive’s three most recent incentive bonuses, in the case of Mr. Dubow and Ms. Martore. Their respective actual years of credited service under the SERP and present value of accumulated benefits under the SERP would be reduced upon termination by the Company for “good cause,” by the executives without “good reason,” due to death, or, in the case of Mr. Dubow or Ms. Martore, by reason of the executive failing to extend the employment contract, to 25.08 years and $2,967,009 in the case of Mr. Dubow; 21.67 years and $1,569,858 in the case of Ms. Martore; and 21.33 years and $1,589,629 in the case of Mr. Moon.

Name	Plan Name	Number of years credited service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Craig A. Dubow (Chairman, President and CEO)	GRP SERP	25.08 30.92	366,728 7,858,797	0 0

Gracia C. Martore (Executive Vice President and CFO)	GRP SERP	21.67 26.42	467,605 3,590,443	0 0

Susan Clark-Johnson (President/Newspaper Division)	GRP SERP	39.50 39.50	947,477 3,391,187	0 0

Roger L. Ogden (President and CEO/Gannett Broadcasting)	GRP SERP	19.08 19.08	441,010 1,899,874	0 0

Craig A. Moon (President and Publisher/USA Today)	GRP SERP	21.33 22.50	509,891 1,972,408	0 0

Douglas H. McCorkindale (Retired Chairman)(1)	GRP SERP	35.08 35.08	1,598,491 22,951,037	53,620 763,754

Thomas L. Chapple (Retired Senior Vice President, Chief Administrative Officer and General Counsel)	GRP SERP	30 31.58	0 3,033,002	791,178 136,771

(1)	The present value of accumulated benefits and payments during 2006 reflect Mr. McCorkindale’s more than 35 years of service with the Company.

NONQUALIFIED DEFERRED COMPENSATION

The Gannett Deferred Compensation Plan, or DCP, is a non-qualified plan that allows Company executives to defer all or a portion of their compensation. Amounts that are not treated as if invested in the Company’s common stock are distributed in cash, and amounts that are treated as if invested in the Company’s common stock are generally distributed in shares of common stock or cash, at the Company’s election. The Company does not make contributions on behalf of its executive officers to the DCP. Information regarding the DCP can be found under the heading “Post Retirement Plans” on page 29.

Name	Executive Contributions in Last FY ($) (1)	Aggregate earnings in Last FY ($) (2)	Aggregate withdrawals/ distributions in Last FY ($)	Aggregate balance at Last FYE ($)

Craig A. Dubow (Chairman, President and CEO)	300,000	17,152	0	1,400,075

Gracia C. Martore (Executive Vice President and CFO)	93,750	243,570	37,275	2,349,950

Susan Clark-Johnson (President/ Newspaper Division)	0	311,274	127,170	3,327,590

Roger L. Ogden (President and CEO/ Gannett Broadcasting)	282,168	105,225	15,212	1,665,125

Craig A. Moon (President and Publisher/USA Today)	73,750	7,689	11,582	537,356

Douglas H. McCorkindale (Retired Chairman)(3)	662,343	1,333,253	0	21,216,113

Thomas L. Chapple (Retired Senior Vice President, Chief Administrative Officer and General Counsel)	77,500	104,784	52,378	1,807,270

(1)	For Mr. Dubow, Ms. Martore, Mr. Ogden, Mr. Moon and Mr. Chapple, amounts shown in this column represent the deferral of the portion of the executives’ annual incentive bonuses for 2005 which were paid in Gannett common stock, together with, in Mr. Ogden’s case, the deferral of the cash portion of this 2005 annual incentive bonus, which amounted to $209,668. The deferrals of the stock portion of the executives’ bonuses were deemed invested in the Gannett stock fund of the Deferred Compensation Plan, or DCP.

(2)	The Company does not make any contributions on behalf of its executive officers to the DCP or pay above market earnings on DCP accounts. Amounts shown in this column represent the returns attributable to the executives’ deemed investments of deferred compensation amounts.

(3)	During 2006, Mr. McCorkindale deferred all amounts realized upon vesting of RSUs which he received under his employment contract. The aggregate balance at fiscal year end also reflects salary, bonus and equity incentive award deferrals made by Mr. McCorkindale into the DCP since its inception in 1987, which deferrals enabled the Company to reduce the amount of his compensation that was not deductible under Section 162(m).

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company’s employee benefit programs provide the named executive officers with post-termination benefits in a variety of circumstances. The amount of compensation payable to each named executive officer currently employed with the Company in some cases may vary depending on the nature of the termination, whether as a result of retirement/voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive. The discussion below describes the varying amounts payable to each currently employed named executive officer in each of these situations. It assumes, in each case, that the officer’s termination was effective as of December 31, 2006. In presenting this disclosure, we describe amounts earned through December 31, 2006 and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, our estimates of the amounts which would be paid out to the executives upon their termination. As is the case in the Pension Benefits discussion, for Mr. Dubow and Ms. Martore this disclosure also gives effect to the terms of their February 27, 2007 employment contracts as if they had been in place on December 31, 2006.

In addition, following the disclosure relating to the post-employment payments that our currently employed named executive officers may receive, we describe the post-employment payments we have made and are continuing to make to Mr. McCorkindale and Mr. Chapple, each of whom retired as an officer of the Company during 2006.

Potential Payments to Currently Employed Named Executive Officers

Retirement/Voluntary Termination

In the case of an executive’s retirement (executives become retirement-eligible at age 55 with at least five years of service, except in the case of Mr. Dubow who, although currently age 52, is retirement-eligible pursuant to the terms of his employment contract) or voluntary termination, the Company will provide each executive with post-termination benefits which currently include the following:

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Life insurance.    The Company will pay premiums on universal life insurance policies owned by the executive having face amounts equal to 100% of the sum of two times the salary and last bonus of such executive plus $200,000, or $300,000 in the case of Mr. Dubow. The Company will pay the policy premium in full by the time the executive reaches age 65. The policy’s face amount reduces 10% each year after termination, to a minimum of $350,000. The expected cost to the Company of these premiums for 2007 are $40,506 for Mr. Dubow, $22,144 for Ms. Martore, $30,368 for Ms. Clark-Johnson, $34,862 for Mr. Ogden, and $24,584 for Mr. Moon, but in each case remain subject to variance pursuant to customary insurance underwriting procedures.

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GRP and SERP Payments.    The vested portions of the executives’ GRP and SERP benefits are payable at the date of termination, in the case of the GRP, and the later of the termination date or the date the executive reaches age 55, in the case of the SERP, subject to restrictions under Section 409A of the Code. Further, in the case of retirement or voluntary termination, Mr. Dubow, Ms. Martore and Mr. Moon would not receive the additional years of service credit under the SERP provided for in their employment contracts. Accordingly, under this scenario, the present value of accumulated benefits under the GRP would have remained constant with the amounts shown in the Pension Benefits Table except in the case of Ms. Clark-Johnson, in whose case the present value of accumulated GRP benefits would have increased by $187,303 over the amounts shown in the table; and the present value of the accumulated benefits under the SERP would have increased by $675,467, $321,304 and $218,726 for Ms. Clark-Johnson, Mr. Ogden and Mr. Moon, and decreased by $5,255,148 and $1,385,701 for Mr. Dubow and Ms. Martore, in each case as compared to the amounts shown in the table.

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Prorated LTIP Participation.    The executive will be entitled to receive a prorated portion of the executive’s 2006 LTIP award if the executive is not reemployed by a Company competitor before the LTIP payout, if any, is made in February 2009. The prorated portion of the LTIP award, if any, will be earned at the lesser of “target” or the actual level of performance achieved over the performance period, and will be paid at the same time they are paid out to other participants. Payments and benefits will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Code. Assuming that the Company achieves the “target” level of performance under the LTIP and that the value of a share of Gannett common stock at the payout date is $60.46, the closing price reported on December 29, 2006, the value of this prorated benefit, based on 10 months of service over a 34-month performance period, would have been $1,039,836 for Mr. Dubow, $460,654 for Ms. Martore, $451,674 for Ms. Clark-Johnson, $395,486 for Mr. Ogden, and $364,604 for Mr. Moon.

•	Continued Stock Option Vesting and Exercisability. Stock options will continue to vest and remain exercisable for the shorter of the three-year period or the original expiration date of the options.

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Accelerated Vesting of Certain Incentive Awards.    The employment contracts with Mr. Dubow and Ms. Martore provide that, upon these executives’ termination of employment other than for “good cause” (as defined below under “Other Potential Post-Termination Payments to Mr. Dubow, Ms. Martore and Mr. Moon”), all stock options, RSUs and other time-based equity awards granted to them after July 15, 2005, in the case of Mr. Dubow, and February 25, 2005, in the case of Ms. Martore, will become fully vested on the date of termination and, in the case of stock options, will remain exercisable for the lesser of the remaining term of the options or four years, in the case of Mr. Dubow, or three years, in the case of Ms. Martore. Based on the difference between $60.46, the closing price of a share of Gannett stock on December 29, 2006, and $60.29, the exercise price of his December 2005 option grant, the value of the accelerated vesting of these options to Mr. Dubow as of December 31, 2006 would have been $25,500. For Ms. Martore, the aggregate value of the accelerated vesting as of December 31, 2006 of her December 2005 option grant, which had an exercise price of $60.29 per share, and her April 2006 option grant, which had an exercise price of $55.99 per share, would have been $123,840. Based on $60.46, the closing price of a share of Gannett stock on December 29, 2006, the value, as of December 31, 2006, of the accelerated vesting of the RSU grants to Mr. Dubow and Ms. Martore would have been $604,600 and $589,485, respectively.

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Post-Retirement Perquisites.    All members of the Gannett Management Committee, which includes all of the currently employed named executive officers, are entitled to receive the following executive retirement perquisites: (i) if the executive is asked to represent the Company at a function or event, travel accident insurance; (ii) legal and financial counseling services on the same basis as available as an active benefit at the time his or her employment terminates, until April 15 of the year of retirement or the year following retirement; (iii) the right to purchase the company-owned car provided to the executive at the time of termination, at fair market value, and (iv) supplemental health insurance coverage for the executive and his or her family with a maximum annual benefit of $25,000 per executive family. During the first year, the expected incremental cost to the Company for these post-retirement benefits would have been $31,883 for each of the currently employed named executive officers. Thereafter, the expected annual incremental cost to the Company, based primarily on the expected costs of the supplemental health insurance benefit, would be $6,883 for each of the currently employed named executive officers.

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Additional Post-Retirement Perquisites for Mr. Dubow.    In addition to the foregoing, Mr. Dubow would receive the following additional perquisites under his employment contract following his voluntary termination or retirement: a Medicare supplement and reimbursement for the cost of Medicare Part B coverage, beginning at age 65 and continuing for life; legal and financial counseling services on the same basis as available as an active benefit at the time his employment terminates, for three years after his employment terminates, at an estimated incremental cost to the Company of $25,000 annually; use of Company aircraft for three years after his employment terminates, at times not inconveniencing the Company, the cost of which will be reimbursed by Mr. Dubow at the Company’s then-effective incremental hourly rate; ownership of existing home office equipment will be transferred to Mr. Dubow; home computer assistance, for three years after his employment terminates; use of an office, secretarial assistance and access to Company facilities at no charge for three years after his employment terminates; and access, for three years after his employment terminates, to one country club selected by Mr. Dubow of which the Company is a member at the time of his retirement and to which Mr. Dubow had access during the time of his employment, the cost of which will be reimbursed by Mr. Dubow. These post-termination perquisites will terminate in the event that Mr. Dubow provides competitive services to a competitor of the Company, as described in his employment contract. We estimate annual incremental costs associated with these perquisites of $36,476.

Except as otherwise provided with respect to Mr. Dubow, the Company reserves the right, in its sole discretion, to amend or terminate the life insurance benefit and the post-retirement perquisites from time-to-time, provided that any changes with respect to the benefits provided to one executive shall also apply to similarly situated current and former executives.

Death

If the employment of a currently employed named executive officer is terminated upon the executive’s death, then each executive’s estate will be entitled to the following post-termination benefits:

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Life insurance.    The executive’s estate would receive a benefit under the policy maintained by the Company and owned by the executive equal to two times the salary and last bonus of such executive plus $200,000, or $300,000 in the case of Mr. Dubow. As of December 31, 2006, the value of this benefit would have been $5,100,000 for Mr. Dubow, $2,350,000 for Ms. Martore, $2,390,000 for Ms. Clark-Johnson, $1,980,000 for Mr. Ogden and $1,912,000 for Mr. Moon.

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Health insurance coverage.    The Company would continue to provide supplemental health insurance coverage for the executive’s eligible dependents up to an annual maximum of $12,500 per year, in addition to the regular post-retirement health insurance coverage available to the named executive officers on the same terms as provided to Company retirees generally, for the duration of the life of the eligible dependents. We estimate annual incremental costs to the Company for this benefit of $6,883 for each of the currently employed named executive officers.

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GRP and SERP Payments.    Spouses of executives terminated upon death are entitled to receive the vested portions of their spouses’ GRP and SERP benefits. The amounts of the GRP benefits would be payable at the same time and have the same value as those shown in the retirement/voluntary termination disclosure. The executive’s vested benefit under the SERP would be payable to an eligible spouse at the later of date of death or the date the executive would have attained age 55, with the same value as described above under the retirement/voluntary termination disclosure.

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Prorated Vesting of LTIP Awards.    All LTIP awards will vest and be deemed to have been earned, at “target” performance level, pro rata for the number of full months worked in the 34-month performance period. Assuming 10 months of performance, the amounts of such payments would have been the same as the payments described under the retirement/voluntary termination disclosure, but the Company would have paid the credited amounts to the executive’s estate immediately as opposed to at the end of the performance period.

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Continued Stock Option Vesting and Exercisability.    Stock options previously granted to the deceased executive will continue to vest and remain exercisable by the executive’s estate for the shorter of the three-year period or the original expiration date of the options.

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Additional Death Benefits for the Estates of Mr. Dubow and Ms. Martore.    Pursuant to their employment contracts, upon his or her death, the estates of Mr. Dubow and Ms. Martore would be entitled to receive two additional death benefits, consisting of:

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a lump sum cash payment within 30 days after death in an amount equal to two times the sum of (1) the executive’s base salary as of the date of death and (2) the greater of (a) the amount of the executive’s annual bonus earned with respect to the year ended prior to the year of death, or (b) the average of the executive’s three most recent annual bonuses as of the date of death. As of December 31, 2006, this cash payment would have been $5,850,000 for Mr. Dubow and $2,600,000 for Ms. Martore.

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accelerated vesting of all stock options, RSUs and other time-based equity awards granted to the executives on or after July 15, 2005, in the case of Mr. Dubow, and February 25, 2005, in the case of Ms. Martore. Stock options granted to these executives would remain exercisable by the executive’s estate for the lesser of the remaining term of the options or four years, in the case of Mr. Dubow, or three years, in the case of Ms. Martore. The value of the acceleration of vesting of stock options and RSUs to Mr. Dubow is the same as described above under the retirement/voluntary termination disclosure.

Disability

If the employment of a named executive officer is terminated upon the executive’s disability, then the executive will be entitled to the following post-termination benefits:

•	Life insurance having the respective values described above under the retirement/voluntary termination disclosure.

•	Health insurance coverage having the respective values for each executive as described above under the retirement/voluntary termination disclosure.

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GRP and SERP Payments.    Executives terminated due to disability are entitled to receive the vested portions of their GRP and SERP benefits. The payment under the Company’s SERP of the executive’s vested benefit will be made upon retirement, at the participant’s selected retirement date, but not prior to age 55. Executives who meet the definition of disability under the Company’s broad-based Long-term Disability Plan are eligible to receive continued service credits under the SERP until the earliest of age 65, recovery from disability, death or retirement. During the period of disability, pay is assumed equal to the base pay in effect at date of disability plus the last performance-based incentive bonus received. As of December 31, 2006, the incremental value of the SERP payment above what is shown in the Pension Benefits Table would have been $1,542,039 for Mr. Dubow, $515,763 for Ms. Martore, $2,157,943 for Ms. Clark-Johnson, $1,848,461 for Mr. Ogden and $1,154,316 for Mr. Moon. The values of the benefits are based on the following assumptions: (1) the executive became disabled on December 31, 2006; (2) the executive remains disabled until age 65, and (3) the executive elects to retire at age 65. SERP benefits are assumed payable at age 65 in the form of a lump sum. All other assumptions are the same as those used in presenting the Pension Benefits Table.

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Continued LTIP Participation.    All LTIP awards will be deemed earned, if at all, pro rata for the number of full months worked in the 34-month performance period at the same time and to the same extent that they are earned by other participants based on Company performance, and will be paid out 60 days after the performance period ends. Assuming that the Company achieves the target level of performance under the LTIP and that the value of a share of

Gannett common stock at the payout date is $60.46, the closing price reported on December 29, 2006, the amounts of such payments would have been the same as the payments described under the retirement/voluntary termination disclosure.

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Continued Stock Option Vesting and Exercisability.    Stock options previously granted to the disabled executive will continue to vest and remain exercisable by the executive for the shorter of the three-year period or the original expiration date of the options.

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Additional Disability Benefits for Mr. Dubow and Ms. Martore.    Pursuant to their employment contracts, Mr. Dubow and Ms. Martore would be entitled to receive disability payments equivalent in amount to those payable to their respective estates, and each would receive the same acceleration of stock options and RSUs and other time-based equity awards, in each case as described above in the disclosure relating to termination upon death.

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Post-Termination Perquisites.    In addition to the foregoing, upon termination due to disability all of the named executive officers would receive the same benefits and perquisites as described above under the retirement/voluntary termination disclosure.

Change in Control

The Company has a Transitional Compensation Plan, or Transitional Plan, to assure the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. In the event that the Company or its shareholders receive any proposal from a third party concerning a possible business combination with the Company or a significant acquisition of the Company’s equity securities, the Board believes it imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Should the Company receive any such proposal, in addition to their regular duties, such key executives may be called upon to assist in the assessment of such proposal, advise management and the Board as to whether such proposal would be in the best interests of the Company and its stockholders, and to take such other actions as the Board might determine to be appropriate.

With those goals in mind, the Transitional Plan provides that participants, including the named executive officers, will be entitled to compensation following a change in control if (1) within two years from the date of the change in control the participant’s employment is terminated by the Company other than for “good cause,” or by the employee for “good reason,” or (2) within a 30-day window period after the first anniversary of the change in control, the executive terminates his or her employment voluntarily. The selection of these events as the triggers for a change in control payment are consistent with the purpose of the Transitional Plan, since they would allow the Board to continue to rely on the undistracted advice of key executives after a change in control.

The Transitional Plan defines several key terms as follows:

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“change in control” means the first to occur of any of the following: (1) the acquisition by any individual, entity or group of beneficial ownership of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, except for the election of a director approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of a reorganization, merger, statutory share exchange or consolidation, or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, in each case, unless, following such transaction: (i) all or substantially all of the individuals and entities that were the beneficial owners of the then-outstanding shares of common stock of the Company beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such transaction in substantially the same proportions as their ownership immediately prior to such transaction, (ii) no person beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such transaction or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the corporation or entity resulting from such transaction were members of the Company’s Board of Directors at the time of the execution of the initial agreement or of the action of the Board providing for such transaction; or (4) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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“good cause” means (1) any material misappropriation of funds or property of the Company or its affiliate by the participant; (2) unreasonable and persistent neglect or refusal by the participant to perform his or her duties which is demonstrably willful and deliberate on the participant’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or (3) conviction of the participant of a felony involving moral turpitude.

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“good reason” means the occurrence after a change in control of any of the following circumstances without the participant’s express written consent, unless such circumstances are fully corrected prior to the date of termination:

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the assignment to the participant of any duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority or responsibilities immediately prior to the change in control, or any other diminution in such position, authority or responsibilities, (whether or not occurring solely as a result of the Company becoming a subsidiary or a division of another entity or ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company or its affiliate promptly after receipt of notice thereof given by the participant;

•	a reduction by the Company or its affiliate in the participant’s compensation and/or other benefits or perquisites as in effect on the date immediately prior to the change in control;

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the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 20 or more miles farther from the participant’s residence immediately prior to the change in control, or the Company’s requiring the participant to be based anywhere other than the Company’s offices at such location, except for required travel on the Company’s business to an extent substantially consistent with the participant’s business travel obligations prior to the change in control;

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the failure by the Company or its affiliate to pay to the participant any portion of the participant’s compensation or to pay to the participant any deferred compensation due under any deferred compensation or similar program of the Company or its affiliate within seven days of the date such payment is due;

•	the failure by the Company or its affiliate to continue in effect any compensation, benefit or perquisite plan or policy in which the participant participated immediately prior to the change in control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or policy) has been made with respect to such plan or policy, or the failure by the Company or its affiliate to continue the participant’s participation therein (or in such substitute or alternative plan or policy), in each case, on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the participant’s participation relative to other participants, as existed at the time of the change in control;

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(a) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the plan, or, (b) if the business of the Company for which the participant’s services are principally performed is sold at any time within 24 months after a change in control, the purchaser shall fail to provide the participant with the same or a comparable position, duties, salary, bonus, benefits and perquisites as provided to the participant by the Company immediately prior to the change in control;

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any refusal by the Company (or its affiliate) to continue to allow the participant to attend to matters or engage in activities not directly related to the business of the Company that, prior to the change in control, the participant was permitted to attend to or engage in; or

•	any purported termination of the participant’s employment that is not effected pursuant to a notice of termination satisfying the requirements of the plan.

Any good faith determination of “good reason” made by the participant shall be conclusive.

A named executive officer entitled to compensation under the Transitional Plan will receive:

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Cash severance payments in amounts equal to three times the sum of (1) the executive’s highest salary during the 12-month period prior to the termination date or, if higher, during the 12-month period prior to the change in control, and (2) the greater of (a) the highest bonus earned by the executive in the three fiscal years immediately prior to the year of the change in control or (b) the highest bonus earned with respect to any fiscal year during the period following the change in control and the date of termination. Assuming a change in control had occurred as of December 31, 2006, these payments would have amounted to $8,850,000 for Mr. Dubow, $3,900,000 for Ms. Martore, $3,585,000 for Ms. Clark-Johnson, $2,735,000 for Mr. Ogden and $2,793,000 for Mr. Moon.

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Accelerated Vesting of Time-based Equity Awards.    All stock options, RSUs and other time-based equity awards will vest in full upon a change in control. In the case of stock options, the named executive officers will be entitled to receive a payment equal to the spread between the option exercise price and the highest price paid for shares of the Company’s common stock in connection with the change in control.

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Based on the difference between $60.46, the closing price of a share of Gannett stock on December 29, 2006, and the exercise prices of their respective unvested stock option grants, the value of the accelerated vesting of these options would have been $25,500 for Mr. Dubow, $123,840 for Ms. Martore, $11,348 for Ms. Clark-Johnson, $39,390 for Mr. Ogden and $5,865 for Mr. Moon.

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Based on $60.46, the closing price of a share of Gannett stock on December 29, 2006, the value of the accelerated vesting of their respective unvested RSU grants as of December 31, 2006 would have been $604,600 for Mr. Dubow, $589,485 for Ms. Martore, $408,105 for Ms. Clark-Johnson, $362,760 for Mr. Ogden and $362,760 for Mr. Moon.

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Accelerated vesting of LTIP awards.    All LTIP awards will vest and be deemed to have been earned at target level for the full performance period. Based on $60.46, the closing price of a share of Gannett stock on December 29, 2006, the amounts of such payments would have been $3,535,443 for Mr. Dubow, $1,566,224 for Ms. Martore, $1,535,690 for Ms. Clark-Johnson, $1,344,654 for Mr. Ogden and $1,239,654 for Mr. Moon.

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Life insurance and medical benefits for a period of three years that are at least equal to those that would have been provided to the named executive officers had the executive not been terminated. We estimate annual incremental costs to the Company for these benefits of $142,167 for Mr. Dubow, $87,081 for Ms. Martore, $111,753 for Ms. Clark-Johnson, $125,235 for Mr. Ogden and $94,401 for Mr. Moon.

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GRP and SERP Payments.    In addition to their vested GRP benefits, executives would be entitled to a payment under the Company’s SERP equal to the difference between (1) the amount that would have been paid under the SERP had the executive remained in the employ of the Company for three years and received the same level of salary and bonus which the executive received with respect to the fiscal year immediately preceding the date of the change in control or the termination date, and (2) the amount payable under the SERP as of the later of the date of the change in control or the termination date. For Mr. Dubow and Ms. Martore, the payments below reflect additional years of service credit under the SERP provided for in their employment contracts. Had a Change in Control occurred as of December 31, 2006, the incremental value of the SERP payments above what is shown in the Pension Benefits Table would have been $4,970,449 for Mr. Dubow, $3,596,481 for Ms. Martore, $4,063,689 for Ms. Clark-Johnson, $2,647,696 for Mr. Ogden and $2,006,784 for Mr. Moon.

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Excise Tax Gross-Ups. Participants also are entitled to receive payment of an amount sufficient to make them whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, the Company determined that Section 4999 gross-up payments are appropriate for the Company’s most senior executives. Assuming termination on December 31, 2006, that amount would have been $8,842,598 for Mr. Dubow, $4,497,538 for Ms. Martore, $4,188,503 for Ms. Clark-Johnson, $3,432,035 for Mr. Ogden and $2,765,486 for Mr. Moon. The amounts of the excise tax gross-ups for Mr. Dubow and Ms. Martore do not take into account a reasonable value allocable to the covenant-not-to-compete obligations that restrict Mr. Dubow and Ms. Martore for two years after he or she ceases employment with Gannett. To the extent of the reasonable value allocable to Mr. Dubow’s and Ms. Martore’s covenants-not-to-compete, each of their excise tax gross-up amounts would decrease.

In certain cases the tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control. Benefits under the contracts will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Code.

Other Potential Termination Payments to Mr. Dubow, Ms. Martore and Mr. Moon under their Employment Contracts

The Company may terminate the employment contract with Mr. Dubow, Ms. Martore or Mr. Moon for “good cause.” “Good cause” in the case of Mr. Dubow and Ms. Martore means (1) an intentional, non-incidental, misappropriation of funds or property of the Company by the executive; (2) unreasonable (and persistent) neglect or refusal by the executive to perform the duties described in his or her employment contract, which he or she does not remedy within 30 days after receipt of written notice from the Company; (3) the material breach by the executive of certain provision of his or her employment contract, which he or she does not remedy within 30 days after receipt of written notice from the Company; or (4) conviction of the executive of a felony. The definition of “good cause” in the employment contract with Mr. Moon is similar, although Mr. Moon’s contract does not provide for similar cure rights. In the event of termination of any of these executives for good cause, the executive will not receive any post-termination payments or benefits, with the exception of vested pension benefits, which would be payable at times and in amounts as described above under the retirement/voluntary termination disclosure.

Mr. Dubow, Ms. Martore and Mr. Moon each may terminate his or her employment contract for “good reason.” “Good reason” will be deemed to exist in the case of Mr. Dubow, Ms. Martore or Mr. Moon if: (1) the executive is not elected or retained as Chairman, President and Chief Executive Officer, in the case of Mr. Dubow, Executive Vice President and Chief Financial Officer, in the case of Ms. Martore, or his current position, in the case of Mr. Moon (or such other senior executive position as the executive may have agreed to serve in); (2) the Company acts to materially reduce the duties and responsibilities described in the executive’s employment contract; (3) the executive is required to report to anyone other than the Board of Directors, in the case of Mr. Dubow, the Company’s Chief Executive Officer, in the case of Ms. Martore, or any one of the Chairman, President or Chief Executive Officer, in the case of Mr. Moon; (4) the Company changes the principal geographic location of the performance of the executive’s duties away from the Washington, D.C. metropolitan area; or (5) the Company materially breaches the employment contract. In the event of his or her termination for good reason or termination of the executive’s employment without “good cause,” the Company will provide certain post-termination benefits in addition to the benefits afforded to them upon early retirement, which currently include the following:

•

Cash Severance and Accelerated Vesting.    Mr. Dubow and Ms. Martore each would be entitled to a cash severance payment equivalent in amount to those payable to their respective estates, and each would receive the same acceleration of stock options and RSUs and other time-based equity awards, in each case as described above in the disclosure relating to termination upon death.

•

GRP and SERP Payments.    While the underlying accumulated benefits are the same as those underlying the values in the Pension Benefits Table, the value of the SERP benefits would increase due to commencement at the earlier of termination date or age 65. The present value of accumulated benefits under the SERP would increase above what is shown in the Pension Benefits by $4,970,449 for Mr. Dubow, $3,596,481 for Ms. Martore, and $934,661 for Mr. Moon.

Post-Retirement Payments to Mr. McCorkindale

Mr. McCorkindale and the Company were parties to an employment contract, the term of which expired on June 30, 2006. The contract provided for the following post-retirement benefits:

•

Continued Stock Option Vesting and Exercisability.    All Company stock options granted after July 21, 2003 will become fully vested within four years from the date of the grant and will remain exercisable until June 30, 2010.

•

GRP and SERP Payments.    The amount of the GRP benefits are the same as those shown in the Pension Benefits Table. Mr. McCorkindale is entitled to benefits under the SERP calculated on the assumption that his annual salary and bonus for the period from January 1, 2005 through June 30, 2006 was $4,050,000, equal to his cash compensation for 2004. As of December 31, 2006, these monthly payments amounted to $172,875. The benefit is being paid as a 100% joint and survivor annuity. Should Mr. McCorkindale predecease his beneficiary, the monthly payments will continue to her until her death.

•

Post-Retirement Perquisites.    Various benefits and perquisites following Mr. McCorkindale’s retirement including: (i) travel accident insurance, at an estimated incremental cost to the Company of $81,390 annually; (ii) health insurance provided to him and his spouse at no cost, including for Mr. McCorkindale a Medicare supplement and reimbursement for the cost of Medicare Part B coverage; (iii) legal and financial counseling services, at an estimated incremental cost to the Company of $25,000 annually; (iv) home security system allowance; (v) country club membership fees; (vi) computer and other home office equipment; (vii) Company-provided automobile; (viii) use of Company aircraft at times not inconveniencing the Company, the cost of which will be reimbursed by Mr. McCorkindale at the Company’s then-incremental hourly rate, and (ix) reasonable access to Company offices, facilities and services, including the use of an office and executive assistant. While the incremental cost to the Company of these post-retirement perquisites would depend on the utilization of them, we estimate annual incremental costs at $155,888 for Mr. McCorkindale.

•

Other Benefits.    A sum of $150,000, in annual increments of $50,000 over three years beginning in 2007, to be used to acquire life insurance or other benefits of Mr. McCorkindale’s choosing, whether otherwise offered by the Company or not, in addition to those benefits otherwise provided to him under the contract or by other Company benefit policies covering him.

•	Consulting Agreement. Mr. McCorkindale has been retained as a consultant for a period of five years at a fee of $150,000 per year to enable the Company to benefit from his many years of experience.

In order to comply with federal tax laws, certain of Mr. McCorkindale’s post-retirement benefits and perquisites described above were delayed or charged to Mr. McCorkindale for the first six months of his retirement. After the six month period expired, Mr. McCorkindale was reimbursed for the charges he incurred for such benefits.

Post-Retirement Payments to Mr. Chapple

Mr. Chapple retired from the Company effective April 30, 2006. In connection with his retirement, Mr. Chapple and the Company entered into a letter agreement dated April 10, 2006, providing for the following post-retirement benefits:

•	Payment. A payment in the amount of $1,100,000, of which $400,000 was in consideration of a non-compete covenant that runs until May 1, 2007.

•

Accelerated Vesting of Certain Incentive Awards.    All Company stock options which were not yet fully vested at the time of the letter agreement became fully vested as of April 30, 2006 and will remain exercisable until the earlier of (i) the expiration date of each particular option grant, or (ii) April 30, 2009.

•

GRP and SERP Payments.    The amount of the GRP benefits are the same as those shown in the Pension Benefits Table. Mr. Chapple is entitled to benefits under the SERP calculated on the assumption that he received 19 additional months of service credit under the SERP. Pay for the period following termination was assumed equal to his base pay at termination spread equally over the 19-month period. As of December 31, 2006, the monthly payments are $17,096, and will decrease to $16,501 as of December 1, 2009. The benefit is being paid as a 100% joint and survivor annuity. Should Mr. Chapple predecease his beneficiary, the monthly payments will continue to her until her death.

•

Vesting of LTIP Awards.    Mr. Chapple’s award under the LTIP will be deemed earned, if at all, pro rata for the number of full months worked in the 34-month performance period at the same time and to the same extent that they are earned by other participants based on Company performance. Assuming that the Company achieves the target level of performance under the LTIP and that the value of a share of Gannett common stock at the payout date is $60.46, the closing price reported on December 29, 2006, the value of this prorated benefit, based on two months of service over a 34-month performance period, would have been $65,644. In the event of the Company’s change in control during the performance period, Mr. Chapple’s full

LTIP award will vest and be deemed to have been earned at target level for the full performance period. Based on $60.46, the closing price reported on December 29, 2006 of a share of Gannett common stock, the amount of such payment would have been $1,115,893 for Mr. Chapple.

•

Post-Retirement Perquisites.    Mr. Chapple is entitled to the same benefits and perquisites available to all retired members of the Gannett Management Committee described under “Potential Payments to Currently Employed Named Executive Officers—Retirement/Voluntary Termination.” We estimate the incremental cost of these benefits to the Company will be $44,248 in 2007, $19,248 per year in 2008 through 2012 and $6883 thereafter.

In order to comply with federal tax laws, certain of Mr. Chapple’s post-retirement benefits and perquisites described above were delayed or charged to Mr. Chapple for the first six months of his retirement.

DIRECTOR COMPENSATION

(for the fiscal year ended December 31, 2006)

The compensation year for directors begins at each annual meeting of shareholders and ends at the following annual meeting of shareholders. For this period, the Company pays its directors the following:

•	an annual retainer fee of $45,000;

•	an additional retainer fee of $15,000 to committee chairs;

•	$2,000 for each Board meeting attended;

•	$1,000 for each committee meeting attended;

•	a long-term award, consisting of either 1,250 shares of restricted stock or 5,000 stock options, granted on the first day of the directors compensation year;

•	travel accident insurance of $1,000,000; and

•	a match from the Gannett Foundation of charitable gifts made by directors up to a maximum of $10,000 each year.

In lieu of receiving their retainer and meeting fees in cash, directors may elect to receive their fees in shares of restricted stock valued at 110% of the applicable cash fee, or in options to purchase a number of shares equal to four times the number of shares that would be payable as restricted stock, in either case based on the closing market value of Gannett’s stock on the date of grant. Meeting fees paid as restricted stock or stock options are granted on the last day of the directors’ compensation year.

Shares of restricted stock for directors vest at a rate of 1/36th of the shares per month, receive dividend equivalent rights, and are issuable only when a director leaves the board due to retirement or otherwise. Stock options vest at a rate of one fourth of the shares on each anniversary of the date of grant and are exercisable for eight years after the date of grant.

Directors may elect to defer their cash or restricted stock fees under the DCP, which for cash fee deferrals provides for the same ten deemed investment choices, including mutual funds and a Gannett common stock fund, made available to other DCP participants. Fees paid as restricted stock and deferred at the option of the director must be invested in the Gannett common stock fund of the DCP.

Mr. McCorkindale, who served as the Company’s Chairman until his retirement on June 30, 2006, and Mr. Dubow, who has served as a director since July 2005 and became the Company’s Chairman on July 1, 2006, received no separate compensation for their services as directors and are not included in the table. Because Mr. Fruit did not join the Board until February 2007, he did not receive any director compensation in 2006 and accordingly also has been omitted from the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Louis D. Boccardi(3)	35,000	160,881	0	0	195,881
Arthur H. Harper(4)	0	16,490	21,545	0	38,035
James A. Johnson(5)	0	0	119,779	0	119,779
John Jeffry Louis(6)	6,000	0	400	0	6,400
Marjorie Magner(7)	63,250	16,490	0	0	79,740
Duncan M. McFarland(8)	67,000	63,148	0	0	130,148
Stephen P. Munn(9)	39,250	26,352	19,273	0	84,875
Donna E. Shalala(10)	0	19,453	113,356	9,750	142,559
Solomon D. Trujillo(11)	4,000	13,112	59,971	0	77,083
Karen Hastie Williams(12)	88,000	96,712	0	0	184,712

(1)	Amounts shown in these columns are based on the accounting expense recognized by the Company in fiscal year 2006 related to restricted stock and stock option awards granted in 2006 and prior years. The assumptions used to calculate the accounting expense for stock and option grants are generally as described in footnotes 2 and 3 to the Summary Compensation Table, except that the range of stock prices used in determining expense for restricted stock awards was $55.99 to $86.60, and certain option grants in 2005 and 2006 had fair values of $15.18 and $11.53, respectively. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year-end appears below in the “Outstanding Director Equity Awards at Fiscal Year-End” table.

(2)	Represents charitable gifts matched by the Gannett Foundation pursuant to the GannettMatch program. The GannettMatch program matches eligible gifts made by Company employees and directors up to an aggregate of $10,000 a year. Gifts must be made to eligible organizations, including tax exempt charitable organizations, tax exempt hospitals or medical centers, and tax exempt colleges, universities, graduate or professional schools, engineering or technical institutions and public and private preschools, elementary and secondary schools in the United States and its territories.

(3)	Mr. Boccardi received director compensation in cash and shares of restricted stock. The cash fees earned in 2006 included the ratable portion of his 2005-2006 chair retainer fee and the ratable portion of his 2006-2007 annual retainer fee. The restricted stock awards included his annual long-term award of 1,250 shares, 570 shares granted as payment for Board and committee meetings attended between April 2005 and April 2006, and 295 shares granted as payment of his 2006-2007 annual chair retainer fee. Mr. Boccardi deferred all of this cash and restricted stock. The grant date fair value of Mr. Boccardi’s restricted stock award in 2006 was $118,419.

(4)

Mr. Harper received director compensation in shares of restricted stock and stock options. The restricted stock award represents his annual long-term award of 1,250 shares. The option awards included an option to purchase 296 shares granted as payment of his 2005-2006 annual retainer fee, pro-rated for the period between March 31, 2006, the date Mr. Harper joined the Board, and the date of the 2006 annual meeting, an option to purchase 3,536 shares granted as payment of his 2006-2007 annual retainer fee, and an option to purchase 80 shares granted as payment for Board and committee meetings attended from the date Mr. Harper joined the Board and the date of the 2006 annual meeting. Mr. Harper deferred all of his restricted stock. The grant date fair value of Mr. Harper’s restricted stock and stock option awards in 2006 were $69,988 and $60,362, respectively.

(5)	Mr. Johnson resigned from the Board of Directors effective September 27, 2006. Prior to his resignation, Mr. Johnson received director compensation in stock options. The option awards included his annual long-term award of an option to purchase 5,000 shares, an option to purchase 2,280 shares granted as payment for Board and committee meetings attended between April 2005 and April 2006, an option to purchase 3,536 shares granted as payment of his 2006-2007 annual retainer fee, and an option to purchase 1,180 shares granted as payment of his 2006-2007 annual chair retainer fee. The grant date fair value of Mr. Johnson’s stock option awards in 2006 was $185,098. Mr. Johnson’s unexercised options will continue to vest until they expire on September 27, 2007.

(6)	Mr. Louis received director compensation in cash and stock options. The cash fees included his fees for Board and committee meetings attended beginning October 23, 2006, the date Mr. Louis joined the Board. The option award represents an option to purchase 1,651 shares granted as payment for his 2006-2007 annual retainer fee, pro-rated for the period between October 23, 2006 and April 2007. The grant date fair value of Mr. Louis’s stock option award in 2006 was $22,500.

(7)	Ms. Magner received director compensation in cash, including her annual retainer fee and fees for Board and committee meetings attended beginning February 1, 2006, the date Ms. Magner joined the Board. The restricted stock award represents her annual long-term award of 1,250 shares. The grant date fair value of Ms. Magner’s restricted stock award in 2006 was $69,988.

(8)	Mr. McFarland received director compensation in cash and shares of restricted stock. The cash fees included his annual retainer fee and fees for Board and committee meetings attended beginning with the 2006 annual meeting of shareholders. The restricted stock awards included his annual long-term award of 1,250 shares and 589 shares granted as payment for Board and committee meetings attended between April 2005 and April 2006. Mr. McFarland deferred all of this cash and restricted stock. The grant date fair value of Mr. McFarland’s restricted stock award in 2006 was $102,966.

(9)	Mr. Munn resigned from the Board of Directors effective August 1, 2006. Prior to his resignation, Mr. Munn received director compensation in cash and shares of restricted stock. The cash fees included his annual retainer fee and fees for Board and committee meetings attended from November 2005 through the date of his resignation. The restricted stock award represents his annual long-term award of 1,250 shares. The grant date fair value of Mr. Munn’s restricted stock award in 2006 was $69,988.

(10)	Ms. Shalala received director compensation in stock options, including her annual long-term award of an option to purchase 5,000 shares, an option to purchase 1,888 shares granted as payment for Board and committee meetings attended between April 2005 and April 2006, and an option to purchase 3,536 shares granted as payment of her 2006-2007 annual retainer fee. The grant date fair value of Ms. Shalala’s stock option award in 2006 was $160,842.

(11)	Mr. Trujillo elected not to stand for re-election at the Company’s 2006 annual meeting. Prior to his leaving the Board, Mr. Trujillo received director compensation in cash for Board and committee meetings attended through April 2006.

(12)	Ms. Williams received director compensation in cash and shares of restricted stock. The cash fees included her annual Board and committee chair retainer fees and fees for Board and committee meetings attended in 2006. The restricted stock award represents her annual long-term award of 1,250 shares. The grant date fair value of Ms. Williams’ restricted stock award in 2006 was $69,988.

OUTSTANDING DIRECTOR EQUITY AWARDS

AT FISCAL YEAR-END

(for the fiscal year ended December 31, 2006)

Name	Restricted Stock Awards (vested/unvested) (#)	Stock Option Awards (#) (exercisable/unexercisable)
Louis D. Boccardi	4,091/2,988	0/0
Arthur H. Harper	277/973	0/3,912
James A. Johnson(1)	0/0	25,009/7,632
John Jeffry Louis	0/0	0/1,651
Marjorie Magner	277/973	0/0
Duncan M. McFarland	1,532/2,058	0/0
Stephen P. Munn(2)	0/0	13,750/1,250
Donna E. Shalala	2,092/30	13,078/17,294
Solomon D. Trujillo(3)	0/0	11,092/1,874
Karen Hastie Williams	3,297/1,703	7,000/0

(1)	All unexercised options will continue to vest until they expire on September 27, 2007.

(2)	All unexercised options will continue to vest until they expire on August 1, 2007.

(3)	All unexercised options will continue to vest until they expire on April 18, 2007.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of the end of the Company’s 2006 fiscal year for (i) compensation plans previously approved by the Company’s shareholders and (ii) compensation plans not previously approved by the Company’s shareholders: (1) the number of securities to be issued upon the exercise of outstanding options, warrants and rights; (2) the weighted-average exercise price of such outstanding options, warrants and rights; and (3) other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders(1)(2)	29,457,116	$71.42(3)	7,232,605
Equity compensation plans not approved by shareholders(2)(4)	260,370	$92.45(5)	1,666,759

Total	29,717,486		8,899,364

(1)	The equity compensation plans approved by Gannett’s shareholders are the 1978 Executive Long-Term Incentive Plan and the 2001 Omnibus Incentive Compensation Plan. The number in column (c) includes 4,411,550 shares that may be issued as restricted stock or performance shares or in settlement of stock appreciation rights or performance units.

(2)

The Gannett Deferred Compensation Plan, or DCP, is a non-qualified plan that provides benefits to key executives of the Company. The amounts elected to be deferred by each participant are credited to such participant’s account in the DCP, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s common stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s common stock are distributed in cash, and amounts that are treated as if invested in the Company’s common stock are generally distributed in shares of common stock or cash, at the Company’s election. However, deferrals of stock option income and deferrals by directors of restricted stock grants and earnings thereon are required to be distributed in stock under the terms of the DCP. The number of shares to be issued upon the exercise of outstanding options, warrants and rights in the first row above includes 19,874 shares credited to participants’ accounts in the DCP as a result of deferrals of grants made under the 2001 Omnibus Incentive Compensation Plan. Not included in this number are 9,510 shares of stock credited to participants’ accounts in the DCP that represent the deferral of shares issued under the 2001 Omnibus Incentive Compensation Plan, as this number of shares was subtracted from the number of shares available for grant under the 2001 Omnibus Incentive Compensation Plan upon the award or exercise of the related grant. The number of shares to be issued upon the exercise of outstanding options, warrants and rights in the second row above includes 167,394 shares credited to participants’ accounts in the DCP. The weighted average exercise prices in the table above do not take any of the shares issuable from the DCP into account. The table above does not include any shares that may in the future be credited to participants’ accounts in the DCP as a result of salary deferrals or transfers of other funds held in the plan. Participants in the DCP are general unsecured creditors of the Company with respect to their benefits under the plan. The Company does not make contributions on behalf of its executive officers to the DCP.

(3)	Represents the weighted-average exercise price of the outstanding options granted under the 1978 Executive Long-Term Incentive Plan and the 2001 Omnibus Incentive Compensation Plan.

(4)	The equity compensation plans not approved by the Company’s shareholders are Gannett’s Employee ShareSave Plan 2000 (the “ShareSave Plan”) and the Gannett Deferred Compensation Plan. The ShareSave Plan is an HM Revenue & Customs approved plan under which our U.K. employees may purchase shares of our common stock. As of December 31, 2006, 92,976 shares may be issued pursuant to outstanding grants made under the ShareSave Plan and 1,666,759 shares remain available for issuance pursuant to the ShareSave Plan. Under the ShareSave Plan, employees are granted options to purchase shares at the end of three years of service. The terms of the ShareSave plan permit us to offer these shares at a 15% discount off the market price at the time of grant, although the Company no longer offers a discount. Employees make monthly contributions which are kept in interest bearing accounts and, at the election of the employee, used for the purchase price or returned to the employee. All shares delivered to participants under the ShareSave Plan are treasury shares or purchased in the open market. During the Company’s 2006 fiscal year, no shares were purchased by participants under the ShareSave Plan. As discussed above, some shares of stock distributable in connection with the Deferred Compensation Plan will be issued pursuant to the 2001 Omnibus Incentive Compensation Plan, an equity compensation plan that has been approved by the Company’s shareholders.

(5)	Represents the weighted-average exercise price of the outstanding options issued under ShareSave Plan, translated into U.S. dollars using the exchange rate in effect on December 31, 2006 per British Pound Sterling of $1.96.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Until September 27, 2006, the Executive Compensation Committee consisted of James Johnson, Chair, Louis Boccardi and Karen Hastie Williams. Beginning that date, it consisted of Duncan McFarland, Chair, Louis Boccardi and Karen Hastie Williams. No member of the Executive Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2006. There are no interlock relationships as defined in the applicable SEC rules.

SECURITIES BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The information presented below regarding beneficial ownership of common stock has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

The following table presents, as of March 2, 2007, information based on Gannett’s records and filings with the SEC regarding beneficial ownership of each person who is known to be the beneficial owner of more than five percent of the Company’s common stock, each director and each nominee to the Board of Directors, the Company’s named executive officers in 2006, and all directors and executive officers of Gannett as a group. None of the shares owned by the Company’s directors or executive officers were pledged.

The following shares of common stock are included because they may be acquired pursuant to stock options exercisable by April 29, 2007: Mr. Dubow—[            ]; Ms. Martore—[            ]; Ms. Clark-Johnson—[            ]; Mr. Ogden—[            ]; Mr. Moon—[            ]; Mr. McCorkindale—[            ]; Mr. Chapple—[            ]; Ms. Shalala—[            ]; Ms. Williams—[            ], and all directors and executive officers as a group—[            ].

Not included in the table below are 874 shares held by a member of Mr. McCorkindale’s immediate family and 1,052 shares held by a member of Ms. Clark-Johnson’s immediate family, as to which Mr. McCorkindale and Ms. Clark-Johnson, respectively, disclaim beneficial ownership.

The shares reported in the following table do not include [            ] shares owned on March 2, 2007 by the Gannett Retirement Plan Trust. The following officers of the Company serve on the Benefit Plans Committee, which has the power to direct the voting of those shares: Mr. Dubow, Ms. Martore, Roxanne V. Horning (Senior Vice President/Human Resources) and Todd A. Mayman (Vice President, Associate General Counsel, Secretary and Chief Governance Officer).

Except as otherwise noted below, the address of each person listed in the following table is: c/o Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107.

Name of Beneficial Owner	Shares Owned	Percent of Class
Brandes Investment Partners, L.P. (1)	15,473,398	[6.6]%
Craig A. Dubow	[ ]	*
Gracia C. Martore	[ ]	*
Susan Clark-Johnson	[ ]	*
Roger L. Ogden	[ ]	*
Craig A. Moon	[ ]	*
Douglas H. McCorkindale	[ ]	[ ]%
Thomas L. Chapple	[ ]	*
Louis D. Boccardi	[ ]	*
Charles B. Fruit	[ ]	*
Arthur H. Harper	[ ]	*
John Jeffry Louis	[ ]	*
Marjorie Magner	[ ]	*
Duncan M. McFarland	[ ]	*
Donna E. Shalala	[ ]	*
Karen Hastie Williams	[ ]	*
All directors and executive officers as a group (22 persons including those named above)	[ ]	[ ]%

* Less than one percent.

(1)	Information is based on a Schedule 13G filed by Brandes Investment Partners, L.P. on February 14, 2006 with the SEC. The Schedule 13G provides that Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby may each be deemed to beneficially own the shares reported in the Schedule 13G in their capacities as a control person of the investment adviser. The address for each of the reporting persons is 11988 El Camino Real, Suite 500, San Diego, CA 92130.

INVESTMENT IN GANNETT STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table presents, as of March 2, 2007, information based on Gannett’s records and filings with the SEC regarding the investment in Gannett stock of the same persons, other than the beneficial owners of more than five percent of the Company’s stock, as in the previous chart.

Name of Officer or Director	Title	Share Investment
Craig A. Dubow	Chairman, President and Chief Executive Officer	[	]
Gracia C. Martore	Executive Vice President and CFO	[	]
Susan Clark-Johnson	President/Newspaper Division	[	]
Roger L. Ogden	President and CEO/Gannett Broadcasting	[	]
Craig A. Moon	President and Publisher/USA Today	[	]
Douglas H. McCorkindale	Retired Chairman	[	]
Thomas L. Chapple	Retired Senior Vice President, Chief Administrative Officer and General Counsel	[	]
Louis D. Boccardi	Director	[	]
Charles B. Fruit	Director	[	]
Arthur H. Harper	Director	[	]
John Jeffry Louis	Director	[	]
Marjorie Magner	Director	[	]
Duncan M. McFarland	Director	[	]
Donna E. Shalala	Director	[	]
Karen Hastie Williams	Director	[	]
All directors and executive officers as a group (22 persons including those named above)		[	]

This table reflects the same information as the table in the preceding section, but it also includes shares of Gannett stock that each such person holds through the Company’s Deferred Compensation Plan. As of March 2, 2007, shares of Gannett common stock in the following amounts were deemed to be credited to the accounts of the Company’s directors and executive officers under the Company’s Deferred Compensation Plan: Mr. Dubow—30,311; Ms. Martore—12,428; Ms. Clark-Johnson—1,966; Mr. Ogden—10,886; Mr. Moon—10,400; Mr. McCorkindale—0; Mr. Chapple—0; Mr. Boccardi—7,318; Mr. Fruit—135; Mr. Harper—1,269; Mr. Louis—0; Ms. Magner—0; Mr. McFarland—3,682; Ms. Shalala—3,976; Ms. Williams—5,194; and all directors and executive officers as a group—87,565. These shares are not deemed to be “beneficially owned” under technical SEC rules and are therefore not included in the table in the preceding section.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that all of our current and former directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a), except that a Form 4 for Mr. Moon reporting a single transaction was filed late as a result of an administrative error.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Executive Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matter for action at the 2007 annual meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Shareholder Proposals for 2008 Annual Meeting

To be eligible for inclusion in the proxy materials for the Company’s 2008 annual meeting, shareholder proposals must be received at the Company’s principal executive offices by November 16, 2007. A shareholder who wishes to present a proposal at the Company’s 2008 annual meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices by January 25, 2008.

Cost of Soliciting Proxies

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials. In addition, Georgeson, Inc., New York, New York, has been retained to aid in the solicitation of proxies at a fee of $15,000, plus out of pocket expenses.

Important Notice Regarding Delivery of Shareholder Documents

In accordance with a notice sent to certain street name shareholders of common stock who share a single address, only one copy of this proxy statement and the Company’s 2006 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement or the Company’s 2006 Annual Report, he or she may contact the Company’s Secretary at Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107 or by calling the Secretary at (703) 854-6000. Any such shareholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and Annual

Reports in the future. If you are receiving multiple copies of the Company’s Annual Report and proxy statement, you may request householding in the future by contacting the Secretary.

Annual Report

A copy of our 2006 Annual Report is enclosed, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. You may also obtain a copy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Our 2006 Annual Report and 2006 Form 10-K are also available through the Company’s website at http://www.gannett.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

March 15, 2007

Exhibit A

AMENDMENTS TO THE SECOND RESTATED CERTIFICATE OF

INCORPORATION OF GANNETT CO., INC.

1. Article Fifth, Section 2 of the Second Restated Certificate of Incorporation of the Company would be amended as follows:

Section 2. Number, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. ~~The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election~~ Without limiting the term of any director previously elected, directors elected to the Board of Directors after the 2007 annual meeting of stockholders shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.

2. Article Fifth, Section 4 of the Second Restated Certificate of Incorporation of the Company would be amended as follows:

Section 4. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Article Fifth, Section 6 of the Second Restated Certificate of Incorporation of the Company would be amended as follows:

Section 6. Amendment or Repeal of this Article FIFTH. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~80%~~ a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article FIFTH.

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4. Article Sixth of the Second Restated Certificate of Incorporation of the Company would be amended as follows:

SIXTH: The Board of Directors shall have power to make, alter, amend and repeal the By-laws (except so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 2 and 9 of Article I (as amended), Sections ~~2,~~ 4, 5, ~~8,~~ and ~~9~~ 8 of Article II (as amended) and Article VI of the By-laws shall not be altered, amended or repealed, and no provision inconsistent therewith shall be adopted, by the stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SIXTH.

AMENDMENTS TO THE BY-LAWS

OF GANNETT CO., INC.

1. Article II, Section 2 of the By-laws would be amended as follows:

Section 2. Number and Terms: Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by majority vote of the entire Board of Directors. ~~The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election~~ Without limiting the term of any director previously elected, directors elected to the board of directors after the annual meeting of stockholders to be held in 2007 shall hold office until the first annual meeting of stockholders following their election and until his or her successor shall have been duly elected and qualified or until the director’s prior death, resignation or removal.

2. Article II, Section 9 of the By-laws would be amended as follows:

Section 9. Newly Created Directorships and Vacancies: Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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Exhibit B

CERTIFICATE OF AMENDMENT

OF THE

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

GANNETT CO., INC.

The undersigned, being the                      of Gannett Co., Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that a third amendment of the Second Restated Certificate of Incorporation of the Corporation, as heretofore amended (the “Second Restated Certificate of Incorporation”), has been duly adopted by the Board of Directors and the stockholders of the Corporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware, as follows:

1. Article FIFTH, Section 2 of the Second Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

Section 2. Number, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. Without limiting the term of any director previously elected, directors elected to the Board of Directors after the 2007 annual meeting of stockholders shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.

2 . Article FIFTH, Section 4 of the Second Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

Section 4. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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3. Article FIFTH, Section 4 of the Second Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

Section 6. Amendment or Repeal of this Article FIFTH. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article FIFTH.

4. Article SIXTH of the Second Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

SIXTH: The Board of Directors shall have power to make, alter, amend and repeal the By-laws (except so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 2 and 9 of Article I (as amended), Sections 4, 5, and 8 of Article II (as amended) and Article VI of the By-laws shall not be altered, amended or repealed, and no provision inconsistent therewith shall be adopted, by the stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SIXTH.

IN WITNESS WHEREOF, this amendment has been signed by                     , the              of the Corporation, as of April     , 2007.

[Name]
[Title]

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GANNETT CO., INC.

This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Shareholders — April 24, 2007

The undersigned hereby appoints Craig A. Dubow, Gracia C. Martore and Todd A. Mayman, or any of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 24, 2007 and at any adjournment or adjournments thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the meeting.

Please cast your votes on the reverse side, by telephone or online as described on the reverse side. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. To vote in accordance with the Board of Directors’ recommendations, just sign the reverse side; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendations.

SEE REVERSE

SIDE

COMPANY #

Voting Instructions For Gannett Co., Inc.’s

2007 Annual Meeting of Shareholders

Gannett Co., Inc. shareholders may vote their shares for matters to be covered at the Company’s 2007 Annual Meeting of Shareholders using a toll-free telephone number, via the Internet or using the attached proxy card. Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Below are voting instructions for all three options.

Vote By Phone — 1-800-560-1965

Use any touch tone telephone to vote your shares at any time 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 23, 2007. Have your proxy card in hand when you call. You will be provided with simple voting instructions.

Vote by the Internet — http://www.eproxy.com/gci/

Use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 23, 2007. Have your proxy card in hand. You will be provided with simple voting instructions.

Vote By Mail

Mark, sign and date the attached proxy card and return it in the enclosed postage-paid envelope by April 23, 2007.

If you vote by phone or the Internet, please do not mail your proxy card.

THANK YOU FOR VOTING.

ò Please detach here ò

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS: Nominees are: 01 Charles B. Fruit 02 Arthur H. Harper	☐ VOTE FOR all nominees except those I have listed below	☐ VOTE WITHHELD from all nominees
03 John Jeffry Louis

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2. PROPOSAL TO RATIFY Ernst & Young LLP as the Company’s Independent registered public accounting firm for the 2007 fiscal year.	☐	FOR	☐	AGAINST	☐	ABSTAIN

3. PROPOSAL TO AMEND the Certificate of Incorporation and By-laws to declassify the Company’s board of directors.	☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

4. SHAREHOLDER PROPOSAL concerning independent board chairman.	☐	FOR	☐	AGAINST	☐	ABSTAIN

THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting.

  Address Change? Mark  ☐ Box Indicate changes below.

Date

Signature(s) in Box
Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title.